UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Dorman Products, Inc.
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Notice of Annual Meeting of Shareholders
Date and Time
Wednesday, May 25, 2022 at 8:30 a.m. (EDT)
Meeting Access
Live Webcast: www.virtualshareholdermeeting.com/DORM2022
Record Date
March 24, 2022
YOUR VOTE IS IMPORTANT
Whether or not you attend the meeting, we urge you to vote promptly by:
visiting www.proxyvote.com
mailing your signed proxy card or voting instruction form
calling 1-800-690-6903
Items of Business
■	Proposal I: Election of eight directors, as described in the accompanying proxy statement.
■	Proposal II: Advisory approval of the compensation of Dorman’s named executive officers.
■	Proposal III: Ratification of KPMG LLP as Dorman’s independent registered public accounting firm for the 2022 fiscal year.
■	Consideration of any other business properly brought before the annual meeting.
Eligibility to Vote
Only shareholders of record as of the close of business on March 24, 2022 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.
This Notice of Annual Meeting of Shareholders, the proxy statement and form of proxy are being distributed and made available on or about April 7, 2022.
Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.
By Order of the Board of Directors,

JOSEPH P. BRAUN
Senior Vice President, General Counsel and Secretary
April 7, 2022
This Notice of Annual Meeting of Shareholders, the proxy statement and the 2021 Annual Report to Shareholders are available at www.proxyvote.com.
Note: Due to the ongoing public health impact of the coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2022. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Dorman,” “we,” “us,” and “our” refer to Dorman Products, Inc., a Pennsylvania company. This proxy statement, form of proxy and the 2021 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 7, 2022.
Annual Meeting of Shareholders
Date and Time:	May 25, 2022 at 8:30 a.m. (Eastern Daylight Time)
Meeting Access:	Live Webcast: www.virtualshareholdermeeting.com/DORM2022
Record Date:	March 24, 2022
Voting:	Shareholders have one vote per share on all matters presented at the annual meeting
Note: Due to the ongoing public health impact of the coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2022. The annual meeting format will be a live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. Additional information regarding attending the annual meeting, voting your shares and submitting questions can be found in the proxy statement.
Voting Matters and the Board’s Recommendation
Agenda Item	Page Reference	Board Vote Recommendation
Proposal I: Election of eight directors	6	FOR each Director Nominee
Proposal II: Approval on an advisory basis of the compensation of our named executive officers	25	FOR
Proposal III: Ratification of the appointment of KPMG LLP as Dorman’s independent registered public accounting firm for fiscal 2022	27	FOR
In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the annual meeting.
Corporate Governance Highlights
■	Annual election of all directors	■	Four “Audit Committee Financial Experts”
■	Roles of Executive Chairman and Chief Executive Officer are currently split	■	Active Board oversight of enterprise risk management and environmental, social and governance programs
■	Independent Lead Director	■	Compensation Committee oversees executive officer succession planning
■	Majority vote standard and director resignation policy in uncontested director elections	■	Independent Compensation consultant engaged by the Compensation Committee
■	Standing Board committees comprised solely of independent directors	■	Directors may not sit on more than four (4) public company boards
■	Annual Board and committee self-evaluations	■	No shareholder rights plan
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PROXY STATEMENT SUMMARY
Director Nominees
Shareholders are being asked to elect each of the director candidates nominated by the Board of Directors of Dorman (the “Board of Directors” or “Board”).
Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Compensation	Corporate Governance and Nominating
Steven L. Berman	62	1978	Executive Chairman	No
Kevin M. Olsen	50	2019	President and Chief Executive Officer	No
Lisa M. Bachmann	60	2020	Former Executive Vice President, Chief Merchandising Officer and Operating Officer of Big Lots, Inc.	Yes
John J. Gavin	65	2016	Chairman of GMS Inc.	Yes
Richard T. Riley	66	2010	Former Executive Chairman of LoJack Corporation	Yes
Kelly A. Romano	60	2017	Founder and Chief Executive Officer of BlueRipple Capital, LLC	Yes
G. Michael Stakias	72	2015	President and Chief Executive Officer of Liberty Partners	Yes
J. Darrell Thomas	61	2021	Former Vice President and Treasurer of Harley-Davidson, Inc.	Yes

Chair

Member
†	Audit Committee Financial Expert
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PROXY STATEMENT SUMMARY
Experience, Expertise and Diversity
The following highlights the experience and expertise of the eight nominees for our Board. These are some of the skills and qualifications our Board considers important for our directors based on our current business and structure.
Leadership 8 director nominees	Current/Former CEO 5 director nominees

Financial Matters 8 director nominees	Independence 6 director nominees

Operational 8 director nominees	Mergers & Acquisitions 5 director nominees

Industry 3 director nominees	Corporate Governance 4 director nominees

Diversity 50% of non-employee director nominees are racially or gender diverse	Average Tenure of Independent Director Nominees Approximately 5 years
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PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Our executive compensation program is designed to help ensure that pay is aligned with our business objectives and the interests of our shareholders. Below are some of the key highlights of our executive compensation program.
■	Fiscal 2021 target compensation for named executive officers was variable and performance-based	■	Anti-hedging and anti-pledging policies applicable to executive officers and directors
■	Grants of performance-based restricted stock units that vest based on total shareholder return as compared against the S&P Mid-Cap 400 Growth Index	■	Meaningful stock ownership guidelines for executive officers and directors
■	Mix of diversified short- and long-term performance metrics to incentivize and reward the achievement of strategic objectives	■	Clawback policy for executive officers covering both cash and equity incentive compensation
■	Caps on annual and certain long-term incentive programs	■	No excessive perquisites for any of our executive officers
For additional information, see “Executive Compensation: Compensation Discussion and Analysis” beginning on page 28.
2021 Financial and Operational Highlights
■	Net sales increased 23% to $1,345.2 million in fiscal 2021 from $1,092.7 million in fiscal 2020	■	Diluted earnings per share of $4.12 for the twelve months ended December 25, 2021, a 25% increase over the prior year
■	Generated cash flows from operations of $100.3 million in fiscal 2021	■	Acquired Dayton Parts, accelerating the Company’s heavy-duty growth strategy
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PROXY STATEMENT SUMMARY
Environmental, Social and Governance (ESG) Program
We are committed to operating as a responsible global corporate citizen and being an agent of positive change in our local communities. During 2021, we demonstrated that commitment by further developing our ESG program, and below are several of the initiatives we have undertaken.
Appointed the Company’s first Vice President of Diversity and Inclusion to lead the Company’s diversity and inclusion strategy	Revised our Code of Ethics and Business Conduct
Conducted a materiality assessment to further define our ESG priorities	Adopted key corporate policies, such as an Environmental, Health and Safety Policy and a Human Rights Policy
Engaged with certain key stakeholders to understand their ESG objectives	Published the Company’s first ESG Report
A large component of our ESG Program includes diversity and inclusion (“D&I”), which was a priority for our board and senior leadership team in 2021. Our long-term D&I framework is centered around our Culture of Contribution, which is premised on the idea that we are at our finest when we enable our employees, or Contributors, to succeed. Among other things, our D&I work in 2021 included the establishment of “All In,” an initiative focused on inviting our Contributors to think and engage more with ideas such as diversity and inclusion, to foster even more productive collaboration. The All In initiative included a corporate-wide summit that contained D&I-focused discussion and educational sessions, Contributor spotlights and D&I awards and announcements.
For additional information, see “Corporate Governance: Oversight of Environmental, Social and Governance (ESG) Matters” beginning on page 17.
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PROPOSAL I: ELECTION OF DIRECTORS
Our Amended and Restated By-laws currently provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than nine directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of nine directors. Mr. Paul R. Lederer, currently our Lead Director, will not stand for re-election.
There are eight nominees for election to the Board at the annual meeting. Each of the eight nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.
The Board has nominated each of the following individuals for election as a director at the annual meeting: Steven L. Berman, Kevin M. Olsen, Lisa M. Bachmann, John J. Gavin, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.
The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:
Name	Age	Position	Director Since
Steven L. Berman	62	Executive Chairman	1978
Kevin M. Olsen	50	Chief Executive Officer, President and Director	2019
Lisa M. Bachmann	60	Director	2020
John J. Gavin	65	Director	2016
Richard T. Riley	66	Director	2010
Kelly A. Romano	60	Director	2017
G. Michael Stakias	72	Director	2015
J. Darrell Thomas	61	Director	2021
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PROPOSAL I: ELECTION OF DIRECTORS
The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.
Steven L. Berman, age 62 Executive Chairman Director Since: 1978
Steven L. Berman became the Executive Chairman of the Company in September 2015. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978. From January 2011 to September 2015, Mr. Berman served as Chairman of the Board and Chief Executive Officer of the Company and from October 2007 to January 2011, Mr. Berman served as President of the Company. Prior to October 2007, Mr. Berman served as Executive Vice President of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removes Mr. Berman as Chairman of the Board, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation: Compensation Tables – Potential Payments upon Termination or Change in Control – Employment Agreements with Messrs. Berman and Olsen.”

Key Attributes, Experience and Skills: Mr. Berman has more than 40 years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 40 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman maintains strong relationships with the Company’s customers and has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable operating plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition, which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

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PROPOSAL I: ELECTION OF DIRECTORS
Kevin M. Olsen, age 50 Chief Executive Officer, President and Director Director Since: January 2019
Mr. Olsen joined the Company in July 2016 as Senior Vice President and Chief Financial Officer. He became Executive Vice President, Chief Financial Officer in June 2017, President and Chief Operating Officer in August 2018 and President and Chief Executive Officer in January 2019. Prior to joining the Company, Mr. Olsen was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013 through June 2016. Prior to joining Colfax, he served in progressively responsible management roles at the Forged Products Aero Turbine Division of Precision Castparts Corp, Crane Energy Flow Solutions, a division of Crane Co., Netshape Technologies, Inc., and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PricewaterhouseCoopers LLP.

Key Attributes, Experience and Skills: Mr. Olsen has the ability to provide unique insights as the Company’s current Chief Executive Officer. In addition, he brings to the Board substantial experience in executive leadership and financial management with large organizations, which he gained principally from his service as Chief Executive Officer of Dorman, a role he has held since January 2019, and his prior service as Chief Financial Officer at Dorman and Colfax and his public accounting experience at PricewaterhouseCoopers LLP.

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PROPOSAL I: ELECTION OF DIRECTORS
Lisa M. Bachmann, age 60 Director Since: September 2020 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	GMS Inc., 2020-present
Ms. Bachmann most recently served as Executive Vice President, Chief Merchandising and Operating Officer of Big Lots, Inc. (NYSE:BIG) (“Big Lots”), a leading discount retailer, from August 2015 to September 2020. Previously, she held various roles at Big Lots, including as Executive Vice President, Chief Operating Officer, as Executive Vice President, Supply Chain Management and Chief Information Officer, and as Senior Vice President, Merchandise Planning, Allocation and Presentation. Prior to joining Big Lots in March 2002, her roles included Senior Vice President of Planning and Allocation for Ames Department Stores Inc. and Vice President of Planning and Allocation for the Casual Corner Group, Inc.

Key Attributes, Experience and Skills: Ms. Bachmann’s qualifications to serve as a director of the Company include her extensive executive leadership experience and business acumen. Her years of experience at Big Lots and several other established retailers provide her with considerable expertise in the areas of management, operations, finance, sales, marketing, distribution, business development and strategy.

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PROPOSAL I: ELECTION OF DIRECTORS
John J. Gavin, age 65 Director Since: October 2016 Committees: Audit; Compensation (Chair); Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	GMS Inc., 2014-present
Mr. Gavin was most recently appointed Chairman of GMS Inc. in 2019. Previously, he was a Senior Advisor with LLR Partners, LLC, a middle market, growth oriented private equity firm, from 2010 to 2017, and had been Chairman of Strategic Distribution, Inc. (“SDI”), a leading maintenance, repair, and operations (MRO) supply firm from 2014 to 2017. Prior to holding his Chairman position at SDI, Mr. Gavin served as Chief Executive Officer and President of SDI. Mr. Gavin previously held positions with Drake Beam Morin, Inc., an international career management and transitions management firm, Right Management Consultants, Inc., a publicly traded global provider of integrated consulting solutions across the employment lifecycle, and Arthur Andersen & Co. Mr. Gavin currently serves on the Advisory Board of the Center for Corporate Governance at Drexel University in Philadelphia and on the boards of various privately held companies.

Key Attributes, Experience and Skills: Mr. Gavin is qualified to serve as a director of the Company because of his expertise with financial, accounting, strategic planning, mergers and acquisitions, human resources and career management matters, his extensive management and operational experience, his current and prior service on the board of directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm.

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PROPOSAL I: ELECTION OF DIRECTORS
Richard T. Riley, age 66 Director Since: March 2010 Committees: Audit (Chair); Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	Tupperware Brands Corporation, 2015-present Cimpress N.V. (f/k/a VistaPrint N.V.), 2005-2018
Prior to his retirement from LoJack Corporation, then a public company listed on NASDAQ and a global provider of tracking and recovery systems (“LoJack”), Mr. Riley served in various capacities as Executive Chairman, Chairman, President, Chief Operating Officer and Director from 2005 to 2013. Prior to joining LoJack, Mr. Riley most recently served as Chief Executive Officer, President, Chief Operating Officer and a Director of New England Business Service, Inc. (“NEBS”), then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. From February 2005 through December 2018, Mr. Riley also served as a Board member and Chairman of the Supervisory Board of Cimpress, N.V. (f/k/a VistaPrint, N.V.), then a publicly traded Dutch company listed on NASDAQ that invests in and builds customer focused, entrepreneurial, mass customization businesses. From 2000 to the sale of the Company in June 2016, Mr. Riley served on the Board, most recently as Vice Chair and significant shareholder (approximately 33%) of Micro-Coax, Inc., a privately held company that manufactured micro coaxial cable, primarily for the defense and space industries. Mr. Riley was formerly a Manager in the audit practice at Arthur Andersen & Co. He also serves as a member of the Board of Trustees at Thomas Jefferson University Hospital and as a member of the Advisory Board of the University of Notre Dame.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co., his service as an executive at each of LoJack and NEBS, and his service on the audit committees of other public companies. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

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PROPOSAL I: ELECTION OF DIRECTORS
Kelly A. Romano, age 60 Director Since: November 2017 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	UGI Corporation, 2019-present Athira Pharma, Inc., 2020-present
Ms. Romano is the Chief Executive Officer of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018 that is focused on strategy, acquisitions, deal structure, and channel development for high technology companies. In addition, she has been an executive advisory board member of Gryphon Investors (“Gryphon”), a private equity firm focused on middle-market investment opportunities, since December 2016, and is Co-Chair of the Board of Potter Electric, one of Gryphon’s portfolio companies in the life safety industry. Ms. Romano served as a senior advisory partner for Sand Oak Capital Partners, LLC, a private equity firm focused on industrial and manufacturing investments, from 2016 to 2019. From 1984 to April 2016, Ms. Romano served in various capacities at United Technologies Corporation (“UTC”), a New York Stock Exchange listed company that provided high technology products and services to the building and aerospace industries, which merged with Raytheon Company in 2020. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. Previously, she held other executive level positions within UTC including President, Global Security Products, President, Building Systems and Services and President, Distribution Americas.

Key Attributes, Experience and Skills: Ms. Romano has extensive executive leadership experience and business acumen. Ms. Romano’s broad experience in the private equity market and at UTC provides her with a wide-ranging perspective in the areas of management, manufacturing, operations, finance, sales, marketing, distribution, research and development, mergers and acquisitions, business development and strategy.

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PROPOSAL I: ELECTION OF DIRECTORS
G. Michael Stakias, age 72 Director Since: September 2015 Committees: Audit; Compensation; Corporate Governance and Nominating (Chair)
Mr. Stakias has served as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm, since 2008, after serving there as a partner since he joined the firm in 1998. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities and Exchange Commission, Washington, DC. Mr. Stakias serves on the Board of Directors of Concorde Career Colleges, Inc., a privately held, post-secondary education company, and on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA.

Key Attributes, Experience and Skills: Mr. Stakias’ qualifications to serve as a director of the Company include his extensive experience in private equity investment and capital markets, his legal background and his expertise in corporate securities, mergers and acquisitions and corporate finance. Mr. Stakias’ experience in private equity provides him with considerable expertise in financial and strategic matters and his involvement with other entities throughout his career provides him with wide-ranging perspective and experience in the areas of management, operations, and strategy.

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PROPOSAL I: ELECTION OF DIRECTORS
J. Darrell Thomas, 61 Director Since: October 2021 Committees: Audit; Compensation; Corporate Governance and Nominating
Public Company Board: Service in Past 5 Years	British American Tobacco p.l.c., 2020-present
Mr. Thomas most recently served as Vice President and Treasurer for Harley-Davidson, Inc. (NYSE:HOG) (“Harley-Davidson”), a position which he held from June 2010 to March 2022. Since joining Harley-Davidson in June 2010, he also served in several senior finance positions, including Interim Chief Financial Officer for Harley-Davidson from July 2020 to September 2020 and Chief Financial Officer for Harley-Davidson Financial Services, Inc. from January 2018 to June 2020. Prior to joining Harley-Davidson, Mr. Thomas was employed by PepsiCo, Inc. (NASDAQ:PEP) (“PepsiCo”), which he joined in December 2003, and where he most recently served as Vice President and Assistant Treasurer. Prior to joining PepsiCo, Mr. Thomas had a 19-year career in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank and Citicorp/Citibank where he held various capital markets and corporate finance roles. Mr. Thomas serves as a non-executive director of Scotia Holdings (US) Inc.

Key Attributes, Experience and Skills: Mr. Thomas is qualified to serve as a director of the Company because of his experience with corporate finance, capital markets, risk management and investor relations, his extensive management and operational experience, his service on the board of directors of another publicly held company and his financial and accounting experience.

FOR	THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS.
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CORPORATE GOVERNANCE
The Board of Directors and Director Independence
The Board currently consists of nine members and has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Corporate Governance and Nominating Committee. The Lead Director serves on all three committees.
The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq: Lisa M. Bachmann, John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas.
Under applicable U.S. Securities and Exchange Commission, or SEC, and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the
Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.
Board Diversity
We strive to maintain a diverse and inclusive working environment, not only among our employees, but also among the members of our Board. Set forth below is a matrix identifying the diversity information for our Board.
Board Diversity Matrix (As of April 7, 2022)
Total Number of Directors: 9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
White	2	6	—	—
Board Leadership Structure
The Board appoints a Chairman, who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time.
Currently, the positions of Chief Executive Officer and Chairman are held by different persons. As our President and Chief Executive Officer, Mr. Olsen is responsible for our day-to-day operations and for executing our long-term strategies. As Executive Chairman of the Board, Mr. Berman devotes most of his time to strategic planning and identifying business growth opportunities.
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CORPORATE GOVERNANCE
The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Berman’s vast experience, skills, expertise, and knowledge of the Company’s business and industry.
The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Under our Corporate Governance Guidelines, if the Chairman is not an independent director, the members of the Board shall elect an independent director to serve as Lead Director (see description of the Lead Director position below). Accordingly, because Mr. Berman is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Mr. Lederer, a director who is independent, to serve as our Lead Director.
Each independent director has direct access to our Executive Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.
Lead Director
The Lead Director is charged with (i) presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors; (ii) serving as a liaison between management and the independent directors; (iii) assisting the Executive Chairman in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) communicating Board member feedback to the Chief Executive Officer and Executive Chairman; (vi) recommending to the Board the retention of advisors and consultants who report directly to the Board; (vii) overseeing (in conjunction with the Corporate Governance and Nominating Committee) the periodic evaluation of the Board and each committee thereof and their respective members; and (viii) performing such other duties as may be delegated by the Board from time to time.
Mr. Lederer currently serves as the Company’s Lead Director. Mr Lederer will retire from the Board following the end of his term, which expires on the day of the annual meeting. The Company expects to appoint a new Lead Director at that time.
Risk Management
General
The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Board has engaged in such oversight and monitoring related to the COVID-19 pandemic, its impact on our business and actions the Company has taken to mitigate associated risks.
Enterprise Risks
The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. To assist with the management and oversight of risk, we have implemented an enterprise risk management program (“ERM Program”) to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the ERM Program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, cybersecurity and information security, financial, legal/regulatory, reputational and market) and the formulation of plans to mitigate their effects. The ERM Program is supported by a Risk Committee made up of members of senior management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks. The Audit Committee oversees managements’ activities with respect to the ERM Program.
Information Security Risks
The Audit Committee, in connection with its oversight of the Company’s ERM Program described
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CORPORATE GOVERNANCE
above, reviews and discusses the Company’s information security risks directly with the Company’s Senior Vice President, Chief Information and Digital Officer. These reviews include a discussion of significant threats, risk mitigation strategies, any IT security program assessments and identified improvements.
Compensation Related Risks
The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. In designing and implementing our executive compensation program, the Compensation Committee takes into consideration our operating and financial objectives, including our risk profile, and considers executive compensation decisions based in part on incentivizing our executive officers to take appropriate business risk consistent with our overall goals and risk tolerance.
Governance Risks
The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members and risks associated with environmental, social and governance (or ”ESG”) matters.
While each committee is responsible for evaluating the risks discussed above, and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks.
Oversight of Corporate Strategy
The Board takes an active role with management to formulate and review the Company’s corporate strategy on at least an annual basis. Among other items, the Board discusses with management key initiatives, key opportunities and risks facing the Company, emerging competitive threats, changes in industry and market dynamics, and short- and long-term plans and priorities within the Company’s strategy. Additionally, the Board annually discusses and approves the Company’s budget, which is firmly linked to the Company’s strategic plans and priorities.
Oversight of Environmental, Social and Governance (ESG) Matters
We are committed to operating as a responsible global corporate citizen and being an agent of positive change in our local communities. We have adopted several key high-level policy statements that help communicate our priorities around ESG issues, such as a Supplier Code of Ethics, a Human Rights Policy and an Environmental, Health & Safety Policy. We also seek opportunities to enhance the communities in which we operate through corporate giving and employee volunteering. The Board, through the Corporate Governance and Nominating Committee, oversees the Company’s ESG program. More information regarding the Company’s ESG program can be found on the “Investor Relations” page of the Company’s website at www.dormanproducts.com.
Majority Voting
We have a majority vote standard in uncontested director elections. Under our Amended and Restated Articles of Incorporation, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Shareholders may vote “for”
or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained. In addition, each incumbent nominee is required to provide an advance, contingent and irrevocable resignation that will be effective upon (i) the failure to receive the required vote, and (ii) Board acceptance of such
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CORPORATE GOVERNANCE
resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The
Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard applies.
Director Resignation in the Event of a Significant Change in Occupation
Our Corporate Governance Guidelines provide that an independent Board member must notify the Corporate Governance and Nominating Committee if there is a significant change in that Board member’s principal occupation. If, in the Board member’s reasonable discretion, the change results in his or her ineligibility to perform the function of a Board member, he or she must also offer his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such factors as it deems relevant in determining whether to recommend that the offer of resignation be accepted and will present its recommendation to the Board for action.
Meetings of the Board of Directors and Committees
During the fiscal year ended December 25, 2021, the Board held 9 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 3 meetings and the Corporate Governance and Nominating Committee held 5 meetings. During fiscal 2021, each incumbent director attended at least
75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Attendance at Annual Meeting of Shareholders
It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting is expected to notify the Executive Chairman. All of our then directors attended last year’s annual meeting.
Communication with the Board of Directors
Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Secretary, Dorman Products, Inc. at our principal executive offices: 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify himself or herself as a shareholder of the Company. The Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.
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COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
The Audit Committee assists the Board in the oversight of several matters, including, but not limited to, the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company, internal control over financial reporting, the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, and other matters determined by the Board from time to time. The Audit Committee also selects the firm to be engaged as the independent auditor, approves the fees to be paid to such firm and pre-approves all professional services provided to the Company by such firm. In addition, among other things, the Audit Committee reviews and discusses the Company’s annual and quarterly financial statements with management and the independent auditor; reviews with the independent auditor any audit problems or difficulties and management’s response; reviews and discusses with the independent auditor a draft of the auditor’s report; oversees the Company’s internal audit function; reviews and discusses with management the Company’s earnings press releases; discusses Company policies with respect to risk assessment and risk management; approves all related party transactions required to be disclosed by SEC rules; and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, Richard T. Riley (Chairman), Lisa M. Bachmann, John J. Gavin, Paul R. Lederer, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq. The Board has determined that each of Messrs. Riley, Gavin, Stakias and Thomas qualifies as an audit committee financial expert as defined by the rules of the SEC.
Compensation Committee
The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. In addition, among other things, the Compensation Committee is responsible for: reviewing, approving and, when appropriate, recommending to the Board for approval, employment agreements, consulting agreements and severance arrangements for current and prospective executive officers and directors as well as the Company’s incentive compensation plans and equity-based plans; reviewing and discussing with management the Company’s Compensation
Discussion and Analysis for inclusion in the annual proxy statement; overseeing the Company’s compliance with SEC rules and regulations regarding shareholder advisory votes on executive compensation and the frequency of such votes; periodically reviewing the compensation paid to non-employee directors for their service and making recommendations to the Board for any adjustments; approving and monitoring compliance with stock ownership guidelines and holding requirements for directors and executive officers of the Company; overseeing the risk management process with respect to the Company’s compensation policies; overseeing Chief Executive Officer and executive management succession planning; and approving
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COMMITTEES OF THE BOARD OF DIRECTORS
the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, John J. Gavin (Chairman), Lisa M. Bachmann, Paul R. Lederer, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for carrying out the responsibilities delegated by the Board relating to the Company’s director nomination process, for developing and assessing the Company’s Corporate Governance Guidelines and policies and for any related matters required by the federal securities laws.
In addition, among other things, the Corporate Governance and Nominating Committee is charged with: periodically making recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of individuals to be considered as candidates for election to the Board; identifying and screening individuals qualified to become members of the Board; considering questions of independence and possible conflicts of interest of members of the Board and executive officers; annually reviewing the composition of each Board committee and presenting recommendations for committee memberships to the Board; overseeing director orientation and continuing education programs; reviewing shareholder proposals relating to director nominations and related governance matters; and developing the process for, and overseeing, an annual evaluation of the Board and its committees. The Corporate Governance and Nominating Committee also oversees the Company’s ESG program. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Investor Relations” page.
As of the date of this proxy statement, G. Michael Stakias (Chairman), Lisa M. Bachmann, John J. Gavin, Paul R. Lederer, Richard T. Riley, Kelly A. Romano and J. Darrell Thomas serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of Nasdaq.
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DIRECTOR NOMINATION PROCESS
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.
Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.
Director Qualifications
In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, diversity, skills, expertise, dedication, conflicts of interest, independence from the Company’s management and the Company, and such other relevant factors that may be appropriate in the context of the needs of the Board.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Board believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:
■	experience as a chief executive officer, president or principal officer of another company;
■	senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;
■	experience with overseas sourcing and distribution operations; and
■	strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.
Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.
The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the needs of the Board, the interests of its key stakeholders and the standards and qualifications set forth above,
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DIRECTOR NOMINATION PROCESS
regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to the consideration of diversity, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender, national origin and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors.
Shareholder Recommendations for Director Nominees
Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary. The
recommendation must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “Shareholder Proposals” on page 76.
Director Candidates Nominated by Shareholders
Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our Amended and Restated By-laws, which include notifying the Secretary of the Company not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by the Secretary of our Company at our principal executive offices, no earlier than the close of business on the 120th calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than 100 calendar days prior to the date of the scheduled annual meeting, the 10th calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. The notice must contain all of the information required in our Amended and Restated By-laws. Based on this year’s annual meeting date of May 25, 2022, a notice will be considered timely for the 2023 Annual Meeting of Shareholders if the Secretary of our Company receives it not earlier than the close of business on January 25, 2023 and not later than the close of business on February 24, 2023. Please see “Shareholder Proposals” on page 76 for additional information.
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DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
2021 Program
Our non-employee director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. Our non-employee director compensation program in fiscal 2021 was structured by the Compensation Committee following a review with Meridian Compensation Partners, LLC, referred to as “Meridian,” an independent compensation consultant. For 2021, the program consisted of the following components:
■	an annual cash retainer of $75,000;
■
an equity grant of restricted stock units in June 2021 pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “2018 Plan”) with a grant date value of approximately $110,000 that will vest in full on the earlier of (i) the one year anniversary of the grant date or (ii) the next annual meeting of shareholders of the Company;

■	an additional annual cash retainer of $22,500 for the Lead Director; and
■
an additional annual cash retainer for services as a Committee Chair as follows: Audit Committee Chair - $20,000; Compensation Committee Chair - $15,000; and Corporate Governance and Nominating Committee Chair - $10,000.

Our non-employee director compensation program is subject to an annual aggregate limit on compensation, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $500,000.
Changes to Program Beginning in Fiscal 2022.
In October 2021, following a competitive benchmarking exercise conducted by Meridian, and on the recommendation of our Compensation Committee, our Board approved the following amendments to our non-employee director compensation program: (i) increasing the annual cash retainer from $75,000 to $80,000; and (ii) increasing the grant date value of the annual equity awards of restricted stock units from $110,000 to $125,000. The amendments are effective for fiscal 2022 and beyond. All other terms and conditions of the program remain unchanged.
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DIRECTOR COMPENSATION
Director Compensation Table for Fiscal 2021
The following table sets forth certain information regarding the compensation earned by or awarded to each of our non-employee directors who served on our Board during the fiscal year ended December 25, 2021. Because Messrs. Berman and Olsen are employees of Dorman and serve as our Executive Chairman and our President and Chief Executive Officer, respectively, they are not compensated under our non-employee director compensation program and instead are compensated pursuant to written employment agreements. See “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables” below for information regarding their respective employment agreements and their compensation for fiscal 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)
Lisa M. Bachmann	75,000	109,911	184,911
John J. Gavin	90,000	109,911	199,911
Paul R. Lederer	97,500	109,911	207,411
Richard T. Riley	95,000	109,911	204,911
Kelly A. Romano	75,000	109,911	184,911
G. Michael Stakias	85,000	109,911	194,911
J. Darrell Thomas(b)	12,500	64,101	76,601
(a)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 for awards of restricted stock units granted under our 2018 Plan during fiscal 2021. We calculated the estimated fair value of the restricted stock unit awards issued to our non-employee directors using the closing price per share of our common stock on the grant date. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021. As of December 25, 2021, the aggregate number of unvested restricted stock units held by each of our non-employee directors was as follows: Lisa M. Bachmann – 1,064; John J. Gavin – 1,064; Paul R. Lederer – 1,064; Richard T. Riley – 1,064; Kelly A. Romano – 1,064; G. Michael Stakias – 1,064; and J. Darrell Thomas – 582.

(b)	Mr. Thomas was appointed to serve as a director on October 30, 2021. Accordingly, his annual retainer and stock award were pro-rated.
Director Stock Ownership Guidelines
Our non-employee directors are subject to stock ownership guidelines that require each of them to own shares of our common stock having an aggregate value at least equal to five times the amount of the annual cash retainer that we pay them for regular service on the Board (not including any cash compensation paid for services as Lead Director or chair of a Board committee). Each non-employee director is required to comply with the guidelines, as amended, within five years following his or her date of first election to the board, or, if later, January 1, 2020. As of the date of this proxy statement, all of our non-employee directors comply or have additional time in which to comply with these guidelines.
See “Executive Compensation: Compensation Discussion and Analysis — Stock Ownership Guidelines” on page 42 for a description of the stock ownership guidelines applicable to Messrs. Berman and Olsen and for a description of the shares that are counted for purposes of determining whether a director is in compliance with these stock ownership guidelines.
24 |  2022 Proxy Statement

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in detail under the heading “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” (see page 29 of this proxy statement), our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■	To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial performance;
■	To link a portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■
To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals;

■	To encourage experienced, talented executives to join the Company; and
■	To motivate our executives to continue to provide excellent performance year after year.
Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 25, 2021, are described under the section entitled “Executive Compensation: Compensation Discussion and Analysis” and “Executive Compensation: Compensation Tables.”
As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in its 2022 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinion of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
  2022 Proxy Statement | 25

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In keeping with the preference expressed by our shareholders at our 2017 Annual Meeting of Shareholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2023 Annual Meeting of Shareholders. The next say-on-pay vote will occur at our 2023 Annual Meeting of Shareholders.
FOR
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

26 |  2022 Proxy Statement

PROPOSAL III: RATIFICATION OF
KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the fiscal year ended December 25, 2021 was the firm of KPMG LLP (“KPMG”). The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of KPMG is expected to attend the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-laws or otherwise, we are submitting the selection of KPMG to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
FOR	THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR.
  2022 Proxy Statement | 27

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The following discussion provides an analysis of our compensation program for our executive officers named in the Summary Compensation Table below, or the “named executive officers,” and discusses the material factors involved in our decisions regarding their compensation. These named executive officers are:
■	Steven L. Berman, Executive Chairman
■	Kevin M. Olsen, President and Chief Executive Officer
■	David M. Hession, Senior Vice President, Chief Financial Officer and Treasurer
■	Michael B. Kealey, Executive Vice President, Commercial
■	Joseph P. Braun, Senior Vice President, General Counsel and Secretary
For biographical information regarding our named executive officers please see “Part I — Item 4.1 Information about Our Executive Officers” of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021. The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. This Compensation Discussion and Analysis should be read in conjunction with such tabular and narrative disclosures.
Impact of COVID-19
Like many other businesses, Dorman and its Contributors, customers and suppliers continued to be impacted by the COVID-19 pandemic in 2021. Among other things, we continued to experience broad-based inflationary cost impacts due to global transportation and logistics constraints as well as material commodity and wage rate pressures. We also experienced an increasingly competitive labor market, especially in our manufacturing and distribution centers. We implemented a number of measures to adjust our operations in response to the pandemic. Our management team worked creatively to navigate the pandemic and the challenges of leading a business in such a demanding and fluctuating environment, and, as a result of their efforts and the efforts of our entire organization, we achieved record high net sales for the Company in 2021.
The COVID-19 pandemic could significantly impact 2022 financial results and compensation outcomes, and certain aspects of our compensation programs may later be revised or modified once the Compensation Committee has had the opportunity to fully evaluate the impact of the COVID-19 pandemic on our business.
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2021 Performance Summary
We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial objectives. Our fiscal 2021 financial results include the following highlights:
	Fiscal 2021 ($ in millions except for per share amounts and %)	Fiscal 2020 ($ in millions except for per share amounts and %)	Change (%)
Net Sales	$1,345.2	$1,092.7	23%
Net Income	$131.5	$106.9	23%
Diluted Earnings Per Share	$4.12	$3.30	25%
In addition, we saw operational successes that included the following:
■	Acquisition of Dayton Parts, based in Harrisburg, PA on August 10, 2021
■	Introduction of 4,315 new distinct parts with 23% of those parts being new-to-the-aftermarket
■	Introduction of 87 distinct parts for the Heavy Duty product line, an area of strategic growth for the Company
For further discussion of our operational and financial performance for the fiscal year ended December 25, 2021, please see “Part II — Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company, which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:
■
To align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s financial and share price performance while balancing market practices, governance norms and risk profiles of the various compensation programs utilized;

■	To link a portion of the compensation of our executive officers to the achievement of our annual and long-term financial and other goals;
■	To compensate the Company’s executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of those executive officers that successfully contribute to our annual and long-term goals;
■	To encourage experienced, talented executives to join the Company; and
■	To motivate our executive officers to continue to provide excellent performance year after year.
We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over the long term.
We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to lead the Company and position the Company for future growth while at the same time being mindful of our responsibility to shareholders to manage costs. Our compensation philosophy reflects a
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that seek to ensure positive short- and long-term business performance and growth in shareholder value.
We believe that an executive’s total direct compensation should generally reflect the executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company.
Typically, an executive’s total direct compensation will increase to reflect changes in the executive’s functional role and the ability of the executive to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total direct compensation generally becomes variable.
We believe that variable compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our executive officers and our shareholders, particularly equity-based variable compensation. We may provide our executive officers with equity awards in connection with our new hire process, for promotions and for retention. In addition, we may provide our executive officers with long-term incentives in the form of stock options and performance or time-based restricted stock units.
Mix of Total Compensation
In 2021, each named executive officer's total pay mix was substantially focused on variable compensation, in the form of annual cash incentive and long-term equity incentive awards. The annual cash incentive opportunity tied compensation to key Company performance metrics that, while measured annually, support our long-term strategic goals. The mix of 2021 long-term equity incentive awards was comprised of time-based restricted stock units, performance-based restricted stock units tied to metrics over a three-year performance period, and stock options. We believe this "portfolio approach" to equity incentive awards provides a specific focus on retention through time-based restricted stock units, performance orientation through performance-based restricted stock units and direct shareholder alignment through stock options. The performance-based restricted stock units represented the largest portion of long-term equity incentive awards and are tied to key Company performance metrics that support our long-term strategic goals. The value of each type of equity award is linked, in part, to growth in our share price; thereby aligning the interests of our named executive officers with those of our shareholders.
As the charts below show, our pay mix places greater emphasis on performance-based long-term and short-term incentives, which are not guaranteed. For purposes of this discussion, target total direct compensation means the sum of base salary, target annual performance-based cash incentive compensation, and target performance-based long-term incentive compensation. Note that the target percentages reflected in the charts are based on target compensation amounts and therefore may not match the values reflected in the Summary Compensation Table on page 47.

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Determining Executive Compensation
As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for reviewing and approving the compensation for our named executive officers on an annual basis (subject to the terms of any applicable employment agreements).
Among other things, the Compensation Committee fulfills its responsibility by (i) establishing corporate objectives that must be met in order for certain elements of executive compensation to be earned, (ii) establishing the individual performance goals and objectives of the Chief Executive Officer and the Executive Chairman, (iii) reviewing the individual performance goals and objectives established by the Chief Executive Officer for the other named executive officers, and (iv) evaluating named executive officer performance against their respective individual performance goals and objectives and setting compensation levels based on that evaluation.
With respect to corporate performance, at the beginning of each year the Compensation Committee works with management to establish Company performance targets and objectives that must be met for the one-year period (in the case of short-term incentives) and the three-year period (in the case of certain long-term incentives) in order for certain elements of named executive officer compensation to be earned. Company targets and objectives may include items such as net sales growth, pre-tax income growth and other similar measures. Following the completion of each year, the Compensation Committee reviews and determines whether those Company targets and objectives have been achieved.
With respect to individual performance, the Compensation Committee assesses the performance of each of the Chief Executive Officer and the Executive Chairman against the individual performance measures that the Compensation Committee established for them. With respect to the other named executive officers, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other named executive officers, and, based on that assessment, he recommends changes to salary and bonus levels and the amount of equity awards (if any), for consideration by the Compensation Committee.
Compensation decisions for each individual named executive officer are the result of the subjective analysis of various factors, including the named executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company, historical compensation amounts, competitive pay practices generally, the financial performance of the Company and general economic conditions. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group.
The Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements or amendments, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer, the Executive Chairman and other named executive officers, in each case as, when, and if it deems appropriate.
The Compensation Committee also approves participation in, and all incentive awards, grants and related actions under, our equity plans for our Chief Executive Officer, our Executive Chairman and our other named executive officers. In addition, the Compensation Committee approves Company contributions, if any, to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” administers our cash incentive plans in which our executive officers are participants, certifies payments related to performance-based compensation awarded to our named executive officers and administers the Dorman Products, Inc. Executive Severance Plan, referred to as the “Severance Plan.”
Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation
Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as
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requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then-engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.
The Compensation Committee engaged Meridian Compensation Partners, LLC, or “Meridian,” as its
independent compensation consultant for fiscal 2021. The Compensation Committee assessed the independence of Meridian pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Meridian does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation, and concluded that no conflict of interest exists.
Competitive Market Pay Information
In preparing its recommendations for the Compensation Committee, Meridian, among other things:
■	confirmed the responsibilities for each of our executive officers;
■	compiled appropriate survey sources;
■	gathered and analyzed competitive compensation data both from a Willis Towers Watson survey and the most recent proxy statements for the comparator peer group (see table below); and
■	developed competitive compensation rates for each position.
The Compensation Committee references comparator peer group data to assess the competitiveness of the Company’s executive officer compensation program. The Compensation
Committee selects the Company’s peer group using a balanced approach that focuses on companies of similar size (revenue, net income, market capitalization and/or enterprise value) and in the same or adjacent sectors (industry/business competitors). For fiscal 2021, the Company’s peer group for compensation purposes consisted of the companies identified in the table that follows.
The Compensation Committee considers size adjusted general industry survey data as the primary reference and peer group data only as a guidepost to its evaluation of proposed compensation amounts, and there is no mandate that any actual compensation paid must fall within any set range. The Compensation Committee and the Board believe that using the market comparative data in this manner is useful in establishing an appropriate and competitive compensation structure.
Fiscal 2021 Peer Group
Fox Factory Holding Corp.	Motor Car Parts of America, Inc.
Gentex Inc.	Shiloh Industries Inc.
Gentherm Incorporated	The Shyft Group
HEICO Corporation	Standard Motor Products Inc.
Horizon Global Corporation	Stoneridge Inc
Lawson Products, Inc.	Superior Industries International, Inc.
LCI Industries	VOXX International Corporation
Modine Manufacturing Company
*	Tower International, Inc., which was included within our peer group for 2020, was removed following its acquisition by Autokiniton US Holdings, Inc.
Effective December 26, 2021, the Compensation Committee, with the recommendation of Meridian, modified our peer group for fiscal 2022. See “Post Fiscal 2021 Compensation Actions” on page 43 for more information.
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The Components of Named Executive Officer Compensation
Elements of compensation for our named executive officers include the following:
Type of Compensation	Objective
Base Salary	Competitive, fixed compensation
Annual Performance-Based Cash Awards	Performance incentive linked directly to annual objectives in key financial areas
Equity Incentive Awards
Time-based restricted stock units provide retention, stock options provide direct shareholder alignment and performance-based incentives link directly to long-term financial objectives and also align with shareholder interests

■ Stock Options
■ Time-Based Restricted Stock Units
■ Performance-Based Restricted Stock Units
Other Compensation	Competitive compensation and retention incentives
■ 401(k) Retirement Plan
■ Non-Qualified Deferred Compensation Plan
■ Perquisites and Other Personal Benefits
■ Post-Employment Compensation
Base Salary
Base salary reflects amounts paid during the year to our named executive officers as direct compensation for their services to the Company. We also use our base salary to attract and retain top quality executives and managers from other companies. We may increase base salaries from time to time to reward our named executive officers for their individual performance, to encourage them to achieve higher levels of performance, and for promotion and retention purposes. Base salaries and increases to base salaries recognize individual performance, the amount of experience, the importance of, and skills required in, the named executive officer’s position, responsibilities, expected contributions of each named executive officer and market competitive factors.
Effective February 21, 2021, the Compensation Committee authorized base salary increases ranging from approximately 3% to 11.1% for our named executive officers. The fiscal 2021 base salaries of our named executive officers are set forth in the table below.
Name	Base Salary($)
Steven L. Berman	400,000
Kevin M. Olsen	675,000
David M. Hession	451,100
Michael B. Kealey	480,800
Joseph P. Braun	410,000
The 2021 base salaries of Messrs. Berman and Olsen were initially negotiated as part of their employment agreements, with such base salaries being subject to increase but not decrease from time to time by the Compensation Committee. See “Executive Compensation: Compensation Tables – The
Components of Executive Officer Compensation – Employment Agreements.” Base salaries of the other named executive officers were set upon hire or promotion and are annually set at levels that we determine adequately reward and retain capable executives. The Company does not target any specific quartile of any compensation survey data for total compensation or any component of total compensation.
Annual Performance-Based Cash Bonuses
We use annual performance-based cash bonuses to reward eligible employees at the manager level and above, including our named executive officers, for the successful achievement of the Company’s annual financial performance objectives. The Compensation Committee believes that performance-based cash bonuses assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long- term success.
The annual cash bonus for fiscal 2021 for all of our named executive officers was based on our fiscal 2021 growth in (i) adjusted pre-tax income, and (ii) net sales. Each performance goal was assigned a weighting – 75% for adjusted pre-tax income, and 25% for net sales. The Company performance metrics operate independently.
The Compensation Committee believes that basing performance on growth in adjusted pre-tax income and net sales focuses management’s attention on revenue growth and profitability, which are key drivers in building shareholder value. The Compensation Committee believes the design of the fiscal 2021 annual performance-based cash bonus
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aligns the performance measures to the Company’s strategic plan and incentivizes management to focus on achieving financial goals that are aligned with the Company’s operating budget.
For fiscal 2021, “adjusted pre-tax income” means the Company’s consolidated income before income taxes for fiscal 2021 determined in accordance with generally accepted accounting principles (“GAAP”), excluding the following items: (a) items generally excluded from earnings per share and earnings before interest, taxes, depreciation and amortization, or EBITDA, by the Company or institutional investors or analysts when evaluating the Company’s performance, such as one-time gains or losses from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, restructuring charges and other non-GAAP adjustments, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) the impact of any acquisitions, divestitures, discontinuance of business operations, or restructuring and (c) the cumulative effect of any accounting changes. In addition, for fiscal 2021, the impact of the Dayton Parts acquisition was excluded from net sales for purposes of calculating the annual cash bonuses for that year.
For fiscal 2021, our Compensation Committee set threshold, target, and maximum performance-based cash bonus award levels based on our annual operating budget. There would be no annual cash bonus payout with respect to any Company performance metric for which actual Company performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified Company performance levels would result in a payout based on linear interpolation. In addition, the annual cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award level for each of our named executive officers. Set forth below are the fiscal 2021 annual cash bonus target awards for each of our named executive officers.
Name	Target (% of Base Salary)
Steven L. Berman	70%
Kevin M. Olsen	100%
David M. Hession	55%
Michael B. Kealey	55%
Joseph P. Braun	55%
Annual cash bonus awards are payable pursuant to the terms of the Company’s 2018 Cash Bonus Plan, or the “2018 Cash Plan,” which was adopted in March 2018 by the Board. The purpose of the 2018 Cash Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The 2018 Cash Plan is administered by the Compensation Committee.
The Compensation Committee has the power to grant awards under the 2018 Cash Plan, to determine the amount of cash to be paid pursuant to each award and to establish the terms and conditions of each award. Awards may provide for payment in installments or upon the satisfaction of qualitative or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee. Each participant in the 2018 Cash Plan is eligible to receive payment of the award only after certification by the Compensation Committee that such targets have been satisfied. Final payments with respect to awards vary based on the level of achievement measured against the predetermined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of our Company. The maximum aggregate bonus amount that may be paid in any single year to any participant under the 2018 Cash Plan is $2,000,000. All awards under the 2018 Cash Plan are subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
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The following table sets forth the fiscal 2021 financial performance measures threshold, target and maximum amounts and the actual results:
Measure	Threshold	Target	Maximum	Actual
(in millions)
Adjusted Pre-Tax Income (75% weighting)	$138.8	$164.5	$190.3	$182.7(1)
Net Sales (25% weighting)	$1,092.7	$1,147.4	$1,202.0	$1,267.3(2)
Payout Percentage	50%	100%	200%	178%
(1)
Fiscal 2021 pre-tax income was adjusted to remove the impact of Dayton Parts’ results of operations post-acquisition in fiscal 2021, interest expense on debt obligations, transaction and other acquisition-related costs and acquisition-related intangible asset amortization.

(2)	Fiscal 2021 net sales was adjusted to exclude the impact of Dayton Parts’ results of operations post-acquisition in fiscal 2021.
The table below shows the annual performance-based cash bonuses issued by the Compensation Committee for fiscal 2021 in light of fiscal 2021 financial performance.
Such annual cash bonuses were paid in the first quarter of fiscal 2022. The Compensation Committee believes that the awards made were appropriately above the target amount given the Company’s financial results as well as the outstanding performance of the management team to navigate the COVID-19 pandemic and the challenges of leading a business in such a demanding and fluctuating environment.
	Award Opportunity at Target	Award Opportunity (Based on 178.0% Achievement)
Steven L. Berman	$280,000	$498,400
Kevin M. Olsen	$675,000	$1,201,500
David M. Hession	$248,105	$441,627
Michael B. Kealey	$264,440	$470,703
Joseph P. Braun	$225,500	$401,390
Equity Awards
Compensation may be awarded to our named executive officers in the form of equity-based awards. Equity awards are designed to focus our named executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our equity plans recognize a named executive officer’s contribution to our overall corporate performance and provide a financial incentive to him or her to achieve our long-term goals.
We provide our named executive officers with long-term incentives in the form of stock options with time-based vesting and grants of restricted stock units with time and performance-based vesting. Prior to 2020, we also provided certain of our named executive officers with long-term incentives in the form of grants of restricted stock with performance-
based and time-based vesting. The time-based element of our equity awards has been structured as an incentive for continued employment and to align the interests of our named executive officers with those of shareholders. The performance-based restricted stock and restricted stock unit awards reinforce our commitment to a pay for performance philosophy as awards are only earned if specific levels of corporate performance are achieved.
We also may grant equity awards to named executive officers in connection with commencement of employment and for promotions. Prior to the adoption of the Dorman Products, Inc. Policy Regarding the Granting of Equity-Based Compensation Awards on December 10, 2020, we made such equity grants on or soon after the initial date of hire or date of promotion. The amount and type of each such equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity
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award is based upon, among other things, the experience, expertise and responsibility of each named executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, we believe an initial grant serves to help attract new executives.
All equity awards issued to our named executive officers in fiscal 2021 were issued pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan, or the “2018 Plan.” For fiscal 2021, the Company issued a mix of long-term incentive equity-based awards to our named executive officers. The mix for each named executive officer’s annual equity grant was comprised of performance-based restricted stock units (50%), time-based restricted stock units (25%), and non-qualified stock options (25%). In 2020, the Company began granting restricted stock units instead of restricted stock awards because restricted stock units (i) are not outstanding, (ii) do not have voting rights until vesting and (iii) are not eligible for 83(b) elections. The performance-based restricted stock units represent the largest portion of the long-term equity incentive awards to reinforce performance orientation and alignment with shareholders.
The Compensation Committee may adjust on a year-over-year basis equity grant levels of our named executive officers annually based on a number of factors including but not limited to market competitiveness and retention. See the Grants of Plan-Based Awards for Fiscal 2021 table on page 49 for more information.
Under the Dorman Products, Inc. Policy Regarding the Granting of Equity-Based Compensation Awards, subject to certain exceptions, annual incentive awards are made in March of each year. Any off-cycle awards, for promotions, retention and newly-hired employees, for example, generally are made on the first day of each month. The Compensation Committee adopted the policy to help ensure consistent practices in connection with grants of equity awards.
Stock Options
On March 2, 2021, the Company awarded our named executive officers options to purchase shares of our common stock as part of the Company’s annual grant cycle. All of such stock options vest 25% per year, beginning with the first anniversary of the date of grant, and expire on the eighth anniversary of the date of grant. Such stock options have value to the recipient only if the Company’s stock price appreciates, which the Compensation Committee believes enhances our pay-for-performance philosophy of executive compensation.
The number of shares of our common stock subject to options awarded to our named executive officers in fiscal 2021 is set forth in the Grants of Plan-Based Awards for Fiscal 2021 table on page 49.
Time-Based Restricted Stock Units
On March 2, 2021, as part of the Company’s annual grant cycle the Company granted each named executive officer time-based restricted stock units that vest 25% per year, beginning with the first anniversary of the date of grant. The Compensation Committee believes that time-based restricted stock units promote retention and align the interests of our named executive officers with shareholders by providing long-term stock ownership.
The number of shares of our common stock subject to time-based restricted stock units issued to our named executive officers in fiscal 2021 is set forth in the Grants of Plan-Based Awards for Fiscal 2021 table on page 49.
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Performance-Based Restricted Stock Units
During fiscal 2021, the Company granted performance-based restricted stock units (the “2021 PRSU”) to each of our named executive officers as part of the Company’s annual grant cycle. The Compensation Committee believes the awards of performance-based restricted stock units support our goal for creating long-term shareholder value. The 2021 PRSU will vest (if at all) after the completion of a three-year performance period ending December 30, 2023 (the “2021-2023 Performance Cycle”). Based on the performance at the end of the three-year period, award recipients may earn less or more than the target award granted. The Compensation Committee, with input from Meridian, determined that the performance metric for the 2021 PRSU would be the Company’s three-year total shareholder return, or “TSR,” compared to a peer group, which we refer to as relative TSR, or “RTSR.” The Compensation Committee believes using the RTSR metric is consistent with the Company’s compensation philosophy, which emphasizes a pay for performance environment and linkage to shareholding interests.
The Compensation Committee selected, with the assistance of Meridian, the S&P Mid-Cap 400 Growth Index, or, the “Index,” to use as the comparator group for reasons including but not limited to the following:
■	it consists of growth companies with market capitalizations similar to the Company;
■	the companies in the Index typically do not pay dividends, similar to the Company; and
■	the companies in the Index are expected to experience above average increases in revenue and earnings.
The number of shares that vest under the 2021 PRSU awards ranges from 0% to 200% of the target number of shares awarded depending on the Company’s performance during the 2021-2023 Performance Cycle. The Compensation Committee has assigned target, threshold and maximum percentile values to the RTSR performance metric. The RTSR performance percentiles were adopted by the Compensation Committee based on their assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant payouts at threshold, target and maximum levels. The percentiles were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The threshold level must be met for any shares to vest under the 2021 PRSU. At threshold, defined as the 35th percentile, 50% of the target number of units will vest, and, at maximum, defined as the 75th percentile, 200% of the target number of units will vest. The maximum number of shares that may be issued on vesting of performance-based restricted stock units is capped so that the value received on vesting cannot be greater than 400% of the value of the performance-based restricted stock units at the grant date using the target number of performance-based restricted stock units. To emphasize its pay-for-performance philosophy, the Compensation Committee set target at the 55th percentile, requiring above-median performance for a target payout of 100%. The number of units that vest if performance is between the threshold, target and maximum levels will be determined using straight line interpolation.
The following table sets forth the percentage of 2021 PRSU that will vest at the end of the three-year performance period based on the level of performance.
	<Minimum	Minimum	Target	Maximum
RTSR(1)	Less than 35th Percentile	35th Percentile	55th Percentile	75th Percentile or Above
Vested Percent of 2021 PRSU	0%	50%	100%	200%
(1)
The 2021 PRSU defined RTSR as a comparison of the Company’s TSR to the Index for the measurement period. TSR is calculated using the change in share price since the start of the measurement period, along with dividends paid. The calculation assumes that dividends are reinvested, and it also adjusts for stock splits. RTSR performance is calculated using the trailing 20-trading day average closing stock prices of the trading days immediately preceding the first day and last day of the measurement period.

The Compensation Committee will determine the final payouts under the 2021 PRSU in the first quarter of the year following the end of the performance period. The number of shares subject to
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performance-based restricted stock unit awards issued to our named executive officers in fiscal 2021 is set forth in the Grants of Plan Based Awards for Fiscal 2021 table on page 49.
2019 Awards
In March 2019, the Compensation Committee granted performance-based restricted shares (the “2019 PRS”) with a performance cycle from December 30, 2018 through December 25, 2021 (the “2019-2021 performance cycle”) to each of our named executive officers (other than Mr. Braun, who was not employed by the Company on the date of grant). The Compensation Committee set:
■	the threshold, target and maximum performance-based restricted share amounts payable to the named executive officers;
■	the relevant performance measure, which was the Company’s three-year RTSR as compared to the Index; and
■	the goals for threshold, target and maximum payout.
The payouts for the 2019 PRS could have ranged from 0% to 200% of each participating named executive officer’s target, with a threshold payout equal to 50% of target and a maximum payout equal to 200% of target. For the 2019 PRS to be earned, the threshold or minimum achievement level must have been attained. To emphasize its pay-for-performance philosophy, the Compensation Committee set target at the 55th percentile, requiring above-median performance for a target payout of 100%. The number of shares that vest if performance is between the threshold, target and maximum levels is determined using straight line interpolation.
The table below shows the number of restricted shares that each named executive officer who received a 2019 PRS award had the potential to earn under the 2019 PRS at the threshold, target and maximum levels.
SHARE PAYOUT OPPORTUNITIES UNDER THE 2019 PRS
Name	Threshold (#)	Target (#)	Maximum (#)
Steven L. Berman	768	1,536	3,072
Kevin M. Olsen	4,419	8,838	17,677
David M. Hession	648	1,295	2,591
Michael B. Kealey	760	1,519	3,039
In February 2022, the Compensation Committee reviewed our performance against the performance measure for the 2019 PRS during the 2019-2021 performance cycle. The Company’s TSR for the performance period was 80.5%, and its RTSR ranked at the 47th percentile. As a result, the Compensation Committee approved a payout of the 2019 PRS at 80.5% of target. The table below sets forth the number of shares that vested based upon actual results for the performance goals for the 2019-2021 performance cycle.
ACTUAL PAYOUT UNDER THE 2019 PRS
Name	Target (#)	Payout Percentage of Target	Payout (# of shares vested)
Steven L. Berman	1,536	80.5%	1,236
Kevin M. Olsen	8,838	80.5%	7,114
David M. Hession	1,295	80.5%	1,042
Michael B. Kealey	1,519	80.5%	1,222
401(k) Retirement Plan
Our named executive officers are eligible to participate in the Company’s 401(k) Retirement Plan because they satisfy certain age and service requirements. We offer the 401(k) Retirement Plan to enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement.
The 401(k) Retirement Plan is administered by a third-party administrator. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.
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There are three types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); (2) a company discretionary contribution which, if made, may be made in cash, common stock or a combination thereof, and where the amount of any such discretionary contribution is determined by multiplying the applicable percentage approved by the Compensation Committee by the employee’s annual compensation; and (3) an employer matching contribution to each eligible employee that for fiscal 2021 equaled 50% of the first 4% of compensation contributed to the 401(k) Plan by the eligible employee as voluntary contributions.
Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant. There are no vesting requirements for employee voluntary contributions. Company discretionary contributions vest 20% each year beginning at two years of service, with 100% vesting at six years or more. The vesting schedule for the matching contribution is 100% cliff vesting at three years of service.
For fiscal 2021, we made discretionary contributions in an amount equal to four percent of each eligible participant’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.
Non-Qualified Deferred Compensation Plan
Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated employees, including our named executive officers, who are key to our future success, and to help attract and retain management talent. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.
Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, up to 25% of his or her base salary and 90% of his or her bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) on a specified date selected by the participant after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.
In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of our general creditors in the event of bankruptcy or forced liquidation of the Company.
Employment Agreements
As a general matter, other than for the Executive Chairman and the Chief Executive Officer, we do not enter into employment agreements with our executive officers.
Amended and Restated Employment Agreement with Steven L. Berman. On December 28, 2015, the Company entered into an amended and restated employment agreement with Mr. Berman. The agreement provides for an initial term of approximately three years expiring March 31, 2019, with the term of Mr. Berman’s employment being automatically extended for an additional one-year period on March 31, 2019 and on each anniversary of March 31, 2019 thereafter, unless earlier terminated as provided in the agreement.
Pursuant to the amended and restated employment agreement, Mr. Berman’s annual base salary was set at $360,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The amended and restated employment agreement also provides for eligibility for (i) annual bonuses provided under the 2010 Cash Plan or other plans maintained by us, and (ii) grants of awards under the Dorman Products, Inc.
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2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Plan,” or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the amended and restated employment agreement provides that Mr. Berman will be eligible to participate in other employee benefit plans or arrangements generally available to our named executive officers and entitled to not less than four weeks paid vacation per year.
In addition, Mr. Berman’s amended and restated employment agreement contains a clawback provision which provides that any incentive-based compensation, or any other compensation, paid to him that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).
Mr. Berman’s amended and restated employment agreement can be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement. The agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. In addition, the agreement includes standard confidentiality and trade secret provisions typically included in agreements of this type.
Additionally, Mr. Berman’s amended and restated employment agreement contains provisions that provide for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman pursuant to his amended and restated employment agreement upon a termination of his employment with us.
Employment Agreement with Kevin M. Olsen. On January 10, 2019, we entered into an employment agreement with Mr. Olsen, effective as of January 1, 2019. The agreement had a term of three years expiring December 31, 2021 with the term of Mr. Olsen’s employment being automatically extended for an additional one-year period on
December 31, 2021 and on each anniversary of December 31, 2021 thereafter, unless earlier terminated as provided in the employment agreement.
Pursuant to Mr. Olsen’s employment agreement, his annual base salary was set at $600,000 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provided for eligibility for (i) annual cash bonuses under the Company’s cash incentive plans, and (ii) grants of awards under the Company’s equity-related incentive plans, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provided that, subject to limitations related to the amount of applicable premiums, we would acquire and pay the applicable premium on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen which will be payable to a beneficiary designated by Mr. Olsen; and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Mr. Olsen would also be eligible to participate in other employee benefit plans or arrangements generally available to our named executive officers and entitled to four weeks paid vacation per year.
Mr. Olsen’s employment agreement could be terminated by us with or without “Cause” or by Mr. Olsen for “Good Reason” or for no reason, as such terms are defined in the employment agreement. Mr. Olsen’s employment agreement also provided for non-solicitation and non-competition provisions for the term of the agreement and eighteen months thereafter. The agreement also included standard confidentiality and trade secret provisions typically included in agreements of this type.
Mr. Olsen’s employment agreement contained a clawback provision which provided that the compensation and benefits provided by the Company under the employment agreement or otherwise was subject to recoupment or clawback under any applicable Company clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, government regulation or stock exchange listing requirement.
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Additionally, Mr. Olsen’s employment agreement contained provisions that provide for certain payments upon termination of employment. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Olsen pursuant to his employment agreement upon a termination of his employment with us.
Amended and Restated Employment Agreement with Kevin M. Olsen. Effective December 26, 2021, the Company entered into an amended and restated employment agreement with Mr. Olsen. For information regarding Mr. Olsen’s amended and restated employment agreement, see “Post Fiscal 2021 Compensation Actions” on page 43.
Post-Employment and Change in Control Benefits
Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our short- and long-term goals.
The employment agreement with Messrs Berman and Olsen contain provisions that provide for certain payments and benefits upon termination. See “Executive Compensation: Compensation Tables — Potential Payments upon Termination or Change in Control — Employment Agreement with Messrs. Berman and Olsen.”
In addition, effective December 26, 2021 the Compensation Committee adopted the Severance Plan. See “Post Fiscal 2021 Compensation Actions” on page 43 for more information.
Perquisites and Other Benefits
We annually review the perquisites that our named executive officers receive. Dorman’s executive compensation program provides limited perquisites to our named executive officers. All members of senior management, including the named executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical and other health and welfare plans. In addition, Dorman pays the applicable premiums on (i) a $2.0 million term life insurance policy on the life of Mr. Olsen, and (ii) a long-term disability insurance policy for Mr. Olsen with a benefit in the amount of 60% of Mr. Olsen’s monthly earnings as of immediately prior to the incurrence of a disability. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as-needed basis. Our executives may receive a comprehensive physical examination, which the Company reimburses. For fiscal 2021, Messrs. Olsen, Hession and Braun requested reimbursement for a physical examination.
Say-on-Pay
The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2021 annual meeting of shareholders, approximately 98% of the votes cast were in favor of the “say on pay” advisory resolution on executive compensation. In light of this strong shareholder support for our overall pay practices and executive compensation, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2022. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Guidelines
Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee has adopted stock ownership guidelines requiring our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, each of our Executive Chairman and our Chief Executive Officer is expected to own shares of our common stock having an aggregate value at least equal to four times and five times, respectively, his annual base salary, and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times his annual base salary.
Shares that are counted for purposes of satisfying ownership requirements include:
■	shares owned directly by the individual or his or her immediate family members residing in the same household;
■	shares held in a trust for the benefit of the individual or his or her immediate family members;
■	shares owned through savings plans, such as the Company’s 401(k) plan, or acquired through a Company sponsored employee stock purchase plan;
■	unvested time-based restricted stock held by the individual;
■	shares underlying unvested time-based restricted stock units held by the individual; and
■	shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.
For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following their dates of hire or promotion (or, if later, January 1, 2020).
The foregoing stock ownership requirements are measured annually in January. For purposes of the measurement, the individual’s stock ownership is valued based on:
■	his or her then-current salary;
■
with respect to shares of common stock owned outright (e.g., held directly, in a trust, through a Company sponsored benefit plan or in a deferred account), the value of the stock using the average closing price of the Company’s stock for the prior calendar year; and

■	with respect to unvested restricted stock and restricted stock unit awards, using the greater of:
■	the closing price of the Company’s stock on the last trading day of the prior calendar year; and
■	the value of the awards on the date of grant.
Once an individual covered by the ownership guidelines has achieved compliance in any year, if he or she fails to meet the ownership guidelines in any subsequent year solely because of a decline in the price of the Company's common stock, he or she will not be found to be noncompliant. As of the date of this proxy statement, all of our named executive officers comply or have additional time in which to comply with these guidelines.
Clawback Policy
The Compensation Committee has adopted a clawback policy which allows the Company to recover performance-based compensation, whether cash or equity, from a current or former named executive officer in the event the Board determines that such named executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company may recoup annual incentives and long-term incentives received by such named executive officer during the three completed
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fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we prohibit our directors, officers and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of Dorman securities. Our Insider Trading Policy also prohibits our directors, officers and employees from: (i) participating in short sales of
Dorman securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to Dorman securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan. Currently, each of our directors and named executive officers complies with this anti-hedging policy.
Post Fiscal 2021 Compensation Actions
2022 Comparator Peer Group
The Compensation Committee, with the recommendation of Meridian, approved a revised comparator peer group to use when determining competitive pay information for fiscal 2022. The peer group consists of 15 companies in Auto Parts & Equipment and moderately related industries that are publicly traded on major U.S. exchanges and generally have annual revenues in the range of 33% to 300% of our annual revenues. The adjustments to the peer group were made to help ensure that the size and industry of our peers are appropriate for benchmarking 2022 pay decisions. The Committee believes that this group, when taken in aggregate, represents a reasonable market reference when determining the competitiveness of our pay programs.
Fiscal 2022 Peer Group
American Axle & Manufacturing Holdings, Inc.	LCI Industries
CarParts.com, Inc.	Meritor, Inc.
Cooper-Standard Holdings Inc.	Modine Manufacturing Company
Fox Factory Holding Corp.	Motorcar Parts of America, Inc.
Gentex Corporation	Standard Motor Products, Inc.
Gentherm Incorporated	Stoneridge, Inc.
Helios Technologies, Inc.	Visteon Corporation
Horizon Global Corporation
Amended and Restated Employment Agreement with Kevin M. Olsen
On December 13, 2021, the Company entered into an amended and restated employment agreement (the “amended agreement”) with Mr. Olsen. The amended agreement is effective as of December 26, 2021 and supersedes Mr. Olsen’s prior employment agreement with the Company. The amended agreement has no fixed term of employment.
Pursuant to the amended agreement, Mr. Olsen’s base salary was set at $810,000, subject to increase (but not decrease) as determined by the Compensation Committee.
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
The amended agreement provides that Mr. Olsen will be eligible for certain payments upon termination of employment, including certain terminations of employment following a change in control. The table below summarizes the material terms and conditions of his prior agreement that were added and/or modified in the amended agreement. Except as set forth above and below, the material terms and conditions of Mr. Olsen’s amended agreement are substantially the same as those of his prior employment agreement. Terms not otherwise defined below have the meanings assigned to them in the amended agreement.
Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control	■	An aggregate amount equal to 150% of Mr. Olsen’s base salary, paid in installments over 18 months (“Standard Salary Severance”);
	■	An amount equal to 150% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
■
A pro-rated annual bonus for the year of termination, based on the actual bonus Mr. Olsen would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Pro-Rata Bonus”);

■
Provided that Mr. Olsen elects COBRA coverage, payment by the Company of COBRA premiums for Mr. Olsen, his spouse and eligible dependents for up to 18 months following termination (the “COBRA Payment”); and

	■	Outplacement services for up to 18 months following termination.
Termination without Cause or resignation for Good Reason – 3 months prior to or 24 months following a Change in Control	■
An aggregate amount equal to 200% of Mr. Olsen’s base salary, paid in a lump sum; provided that the portion equal to the Standard Salary Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

	■	An amount equal to 200% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;
	■	The Pro-Rata Bonus;
	■	The COBRA Payment;
■
If Mr. Olsen remains eligible for COBRA coverage 18 months following termination, payment by the Company of an amount equal to the employer portion of monthly premium coverage under the Company’s group health plan for up to six months; and

	■	Outplacement services for up to 18 months.
Executive Severance Plan
On December 9, 2021, the Compensation Committee adopted the Severance Plan to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include, among others, employees with the title of President, Senior Vice
President or Executive Vice President who are designated as a participant by the Compensation Committee. Each of the Company’s named executive officers, other than Messrs. Berman and Olsen, has been designated a participant in the Severance Plan. Messrs. Berman and Olsen are not participants in the Severance Plan because their severance benefits are
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governed by the terms of their respective employment agreements with the Company. The Severance Plan is effective as of December 26, 2021.
Participants in the Severance Plan, including the Named Executive Officers, will be eligible for certain payments upon termination, as described in the table below. Terms not otherwise defined below have the meanings assigned to them in Severance Plan.
Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control	■	An amount equal to 1.0 times the sum of the participant’s base salary and target annual bonus, paid in installments over 12 months (“Standard Cash Severance”);
■
A pro-rated annual bonus for the year of termination, based on the actual bonus the participant would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Severance Pro-Rata Bonus”);

	■	Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 12 months following termination; and
	■	Outplacement services for up to 12 months following termination, not to exceed $50,000.
Termination without Cause or resignation for Good Reason – 3 months prior to or 24 months following a Change in Control	■
An aggregate amount equal to 2.0 times the sum of the participant’s base salary and target annual bonus, paid in a lump sum; provided that the portion equal to the Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Code;

	■	The Severance Pro-Rata Bonus;
	■	Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 18 months following termination; and
	■	Outplacement services for up to 18 months, not to exceed $50,000.
Death or Disability	■	The Severance Pro-Rata Bonus.
As a condition to participation in the Severance Plan, each participant must enter into a Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement (the “Non-Disclosure Agreement”) with the Company that contains restrictive covenants in favor of the Company, including confidentiality, intellectual property, non-disparagement, non-competition and employee and customer non-solicitation covenants. Pursuant to the Non-Disclosure Agreement, participants are subject to non-compete and non-solicitation periods equal to the greater of 12 months following termination or the number of months of base salary to which the participant’s applicable cash severance payment relates, but not to exceed 18 months post-termination. Participants must execute, deliver and not revoke a general release of claims in favor of the Company in order to receive benefits (except for the Severance Pro-Rata Bonus payable upon a participant’s death).
If any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so that no portion of the payments is subject to the excise tax or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.
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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
The Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance; and provided further, that following (i) the date the Company has entered into an agreement the consummation of which would be a Change in Control or (ii) a Change in Control, the Severance Plan cannot be amended, terminated or discontinued prior to the second anniversary of the Change in Control without a participant’s written consent.
Compensation Committee Report
The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K of the Company for the fiscal year ended December 25, 2021.
Compensation Committee
John J. Gavin, Chairman
Lisa M. Bachmann
Paul R. Lederer
Richard T. Riley
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
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Summary Compensation Table for Fiscal 2021
The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Steven L. Berman Executive Chairman	2021	393,077	—	250,576	69,972	498,400	19,462	1,231,487
	2020	360,000	—	195,889	62,997	386,316	18,600	1,023,802
	2019	360,000	—	188,091	62,992	38,619	18,400	668,102
Kevin M. Olsen President and Chief Executive Officer	2021	665,135	—	1,148,628	320,608	1,201,500	41,637	3,377,508
	2020	614,885	—	624,696	200,837	757,915	40,361	2,238,694
	2019	600,000	—	1,332,243	112,504	68,963	36,413	2,150,123
David M. Hession(1) Senior Vice President, Chief Financial Officer and Treasurer	2021	448,833	—	282,795	78,940	441,627	24,027	1,276,222
	2020	435,750	—	359,803	115,691	335,727	23,565	1,270,536
	2019	354,712	—	371,218	265,711	32,566	176,565	1,200,772
Michael B. Kealey Executive Vice President, Commercial	2021	478,377	—	301,333	84,137	470,703	20,323	1,354,873
	2020	464,446	—	451,063	145,018	393,582	19,928	1,474,037
	2019	450,915	—	186,091	62,305	38,199	20,622	758,132
Joseph P. Braun(2) Senior Vice President, General Counsel and Secretary	2021	405,889	—	256,987	71,746	401,390	23,168	1,159,180
	2020	384,303	—	335,628	107,931	296,061	15,411	1,139,334
	2019	249,519	—	187,525	187,499	19,631	8,296	652,470
(1)
Mr. Hession’s employment began on February 21, 2019, and he was appointed to serve as Senior Vice President and Chief Financial Officer effective March 1, 2019. Mr. Hession was appointed Treasurer on May 20, 2019.

(2)	Mr. Braun’s employment began April 24, 2019 at which time he began serving as Senior Vice President, General Counsel. Mr. Braun was appointed Secretary on May 20, 2019.
(3)
Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021. Stock awards granted in fiscal 2021 include grants of: (i) time-based restricted stock units and (ii) performance-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our common stock on the grant date. The grant date fair value for the performance-based restricted stock unit awards granted in 2021 was calculated using the simulated fair value per share of our common stock of $131.02 based on the application of a Monte Carlo simulation model. Under FASB ASC Topic 718, the RTSR metric applicable to the performance-based restricted stock unit awards issued in 2021 is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The stock awards granted in fiscal 2021 are subject to vesting and performance conditions described on pages 36-38.

(4)
Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculate the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

(5)
Represents annual performance-based cash bonuses paid to our named executive officers after the fiscal year with respect to that fiscal year’s performance. All incentive cash bonus awards issued in fiscal 2021 to our named executive officers were issued pursuant to our 2018 Cash Plan.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
(6)	The “All Other Compensation” column for the fiscal year ended December 25, 2021 includes the following compensation items.
Named Executive Officer	Discretionary Company Contribution to 401(k) Plan ($)	Company Matching Contribution to 401(k) Plan ($)	Physical Examinations ($)	Service Award ($)	Executive Life Insurance Premiums ($)	Executive Disability Insurance Premiums ($)	Total ($)
Steven L. Berman	11,600	7,862	—	—	—	—	19,462
Kevin M. Olsen	11,600	13,304	3,450	70	2,527	10,686	41,637
David M. Hession	11,600	8,977	3,450	—	—	—	24,027
Michael B. Kealey	11,600	8,723	—	—	—	—	20,323
Joseph P. Braun	11,600	8,118	3,450	—	—	—	23,168
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Grants of Plan-Based Awards for Fiscal 2021
The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 25, 2021:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven L. Berman	—	140,000	280,000	560,000	—	—	—	—	—	—	—
	3/2/2021	—	—	—	689	1,379	2,758	—	—	—	180,677
	3/2/2021	—	—	—	—	—	—	—	2,208	101.45	69,972
	3/2/2021	—	—	—	—	—	—	689	—	—	69,899
Kevin M. Olsen	—	337,500	675,000	1,350,000	—	—	—	—	—	—	—
	3/2/2021	—	—	—	3,160	6,320	12,640	—	—	—	828,046
	3/2/2021	—	—	—	—	—	—	—	10,117	101.45	320,608
	3/2/2021	—	—	—	—	—	—	3,160	—	—	320,582
David M. Hession	—	124,053	248,105	496,210	—	—	—	—	—	—	—
	3/2/2021	—	—	—	778	1,556	3,112	—	—	—	203,867
	3/2/2021	—	—	—	—	—	—	—	2,491	101.45	78,940
	3/2/2021	—	—	—	—	—	—	778	—	—	78,928
Michael B. Kealey	—	132,220	264,440	528,880	—	—	—	—	—	—	—
	3/2/2021	—	—	—	829	1,658	3,316	—	—	—	217,231
	3/2/2021	—	—	—	—	—	—	—	2,655	101.45	84,137
	3/2/2021	—	—	—	—	—	—	829	—	—	84,102
Joseph P. Braun	—	112,750	225,500	451,000	—	—	—	—	—	—	—
	3/2/2021	—	—	—	707	1,414	2,828	—	—	—	185,262
	3/2/2021	—	—	—	—	—	—	—	2,264	101.45	71,746
	3/2/2021	—	—	—	—	—	—	707	—	—	71,725
(1)
Represents the potential fiscal 2021 annual cash bonus awards under the 2018 Cash Plan. See pages 33-35 for more information on the fiscal 2021 annual cash bonus awards, including the applicable performance conditions. Actual cash amounts paid in connection with the fiscal 2021 annual cash bonus awards are set forth in the Summary Compensation Table above.

(2)	Represents performance-based restricted stock unit awards granted under the 2018 Plan in fiscal 2021. Such awards are subject to vesting and performance conditions described on pages 37-38.
(3)	Represents time-vested restricted stock unit awards granted under the 2018 Plan in fiscal 2021. Such awards are subject to vesting conditions described on page 36.
(4)	Represents options to purchase common stock granted under the 2018 Plan in fiscal 2021. Such options are subject to vesting conditions described on page 36.
(5)
Represents the grant date fair value computed in accordance with ASC Topic 718. See also Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and Footnotes 3 and 4 to the Summary Compensation Table above.

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EXECUTIVE COMPENSATION: COMPENSATION TABLES
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreements
For a description of the employment agreements for each of Messrs. Berman and Olsen, please see “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Employment Agreements.”
Equity Plans
2008 Stock Option and Stock Incentive Plan. Our 2008 Plan was approved by our shareholders on May 20, 2009. Pursuant to the 2008 Plan, we were able to grant up to 2,000,000 shares of common stock in the form of shares of restricted stock, incentive stock options and non-qualified stock options or combinations thereof to officers, directors, employees, consultants and advisors. The 2008 Plan is administered by the Compensation Committee. On May 10, 2018 at the 2018 Annual Meeting of Shareholders, our shareholders approved the 2018 Plan which our Board had previously approved, subject to such shareholder approval. The 2018 Plan replaced the 2008 Plan and no further awards can be made under the 2008 Plan.
2018 Stock Option and Stock Incentive Plan. The purpose of the 2018 Plan is to provide additional incentive to officers, directors, employees, consultants and advisors by encouraging them to invest in shares of our common stock and providing for awards in the form of options, stock appreciation rights, restricted shares and restricted stock units. The 2018 Plan is administered by the Compensation Committee.
Subject to adjustment as provided in the 2018 Plan, 1,200,000 shares of our common stock may be issued pursuant to the 2018 Plan upon exercise of awards with not more than 600,000 shares being issued upon the exercise of incentive stock options. If an award is forfeited, terminates or expires without having been exercised in full, the shares underlying such forfeited, terminated or expired award will return to the pool of shares available for issuance under the 2018 Plan.
The 2018 Plan sets forth the following individual limits:
■	the maximum grant date value of shares subject to awards granted to any officer, employee, consultant or advisor during any calendar year may not exceed $5,000,000 in total value; and
■
the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, may not exceed $500,000 in total value.

Awards will be evidenced by award agreements (which need not be identical) in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2018 Plan. All awards under the 2018 Plan will be subject to the provisions of any clawback or recoupment policy approved by the Board and/or the Compensation Committee, as such policy may be in effect from time to time.
Pay Ratio
The following describes the relationship of the annual total compensation of Dorman employees to the annual total compensation of Kevin M. Olsen, our Chief Executive Officer, during fiscal 2021. For fiscal 2021, the median of the annual total compensation of all of our employees, other than Mr. Olsen, was $48,388. Mr. Olsen’s annual total compensation for fiscal 2021 was $3,377,508. This represents the amount reported in the fiscal 2021 Total column of the Summary Compensation Table above. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules. Based on this information, the ratio of the annual total compensation of Mr. Olsen to the median of the annual total compensation of all employees is estimated to be 69.8 to 1. Given the different methodologies that various public companies may use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
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SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Due to changes in our employee population, in part resulting from the integration of the Dayton Parts acquisition in fiscal 2021, we determined to identify a new median employee for fiscal 2021. Consistent with our pay ratio disclosure for fiscal 2020, we made such determination as of October 31 of the fiscal year.
As of October 31, 2021, our employee population consisted of approximately 3,246 individuals, with 3,114 employees in the United States, 50 employees in Canada, 60 employees in China, 5 employees in Taiwan, 10 employees in India and 7 employees in Mexico. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees account for 5% or less of its total U.S. and non-U.S. employees. We applied this de minimis exemption when identifying the median employee by excluding 50 employees in Canada, 60 employees in China, 5 employees in Taiwan, 10 employees in India and 7 employees in Mexico.
Therefore, for purposes of identifying our median employee, our employee population, after taking into consideration the adjustments permitted by SEC rules (as described above), consisted of approximately 3,114 employees, all based in the United States.
For purposes of identifying the median employee from this data set, we reviewed total reported W-2, Box 1 compensation earned by each US employee employed by us as of October 31, 2021, other than Mr. Olsen, from January 1, 2021 through October 31, 2021. We utilized total reported W-2, Box 1 compensation as we believe that W-2 compensation represented the best measure of all compensation earned by each US employee. We included all employees, whether employed on a full-time, part-time, or seasonal basis, and we did not annualize the compensation of any employees who were employed for less than the full measurement period. Using this methodology, we determined that our median employee was a full-time, hourly employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with the SEC executive compensation disclosure rules.
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Outstanding Equity Awards at December 25, 2021
The following table sets forth for each of our named executive officers information regarding unexercised options and unvested stock awards outstanding at December 25, 2021:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Steven L. Berman	3/7/2018	3,759	1,253	72.55	3/7/2023	—	—	—	—
	3/6/2019	1,330	1,329	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,536(5)	163,461
	3/6/2019	—	—	—	—	384	40,865	—	—
	3/2/2020	917	2,752	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	2,042(6)	217,310
	3/2/2020	—	—	—	—	766	81,518	—	—
	3/2/2021	—	2,208	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,379(7)	146,753
	3/2/2021	—	—	—	—	689	73,323	—	—
Kevin M. Olsen	3/7/2018	3,942	1,314	72.55	3/7/2023	—	—	—	—
	3/6/2019	2,375	2,374	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	8,838(5)	940,540
	3/6/2019	—	—	—	—	685	72,898	—	—
	3/6/2019	—	—	—	—	6,095	648,630	—	—
	3/2/2020	2,924	8,773	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	6,512(6)	693,007
	3/2/2020	—	—	—	—	2,442	259,878	—	—
	3/2/2021	—	10,117	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	6,320(7)	672,574
	3/2/2021	—	—	—	—	3,160	336,287	—	—
David M. Hession	3/1/2019	4,384	4,384	83.75	3/1/2027	—	—	—	—
	3/1/2019	—	—	—	—	846	90,031	—	—
	3/6/2019	1,122	1,121	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,295(5)	137,814
	3/6/2019	—	—	—	—	324	34,480	—	—
	3/2/2020	1,684	5,054	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	3,751(6)	399,181
	3/2/2020	—	—	—	—	1,407	149,733	—	—
	3/2/2021	—	2,491	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,556(7)	165,590
	3/2/2021	—	—	—	—	778	82,795	—	—
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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Michael B. Kealey	6/8/2017	759	—	82.59	6/8/2022	—	—	—	—
	3/7/2018	3,942	1,314	72.55	3/7/2023	—	—	—	—
	3/6/2019	1,315	1,315	82.03	3/6/2027	—	—	—	—
	3/6/2019	—	—	—	—	—	—	1,519(5)	161,652
	3/6/2019	—	—	—	—	380	40,440	—	—
	3/2/2020	2,111	6,335	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	4,702(6)	500,387
	3/2/2020	—	—	—	—	1,764	187,725	—	—
	3/2/2021	—	2,655	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1,658(7)	176,444
	3/2/2021	—	—	—	—	829	88,222	—	—
Joseph P. Braun	5/9/2019	3,849	3,848	84.93	5/9/2027	—	—	—	—
	5/9/2019	—	—	—	—	1,104	117,488	—	—
	3/2/2020	1,571	4,715	61.68	3/2/2028	—	—	—	—
	3/2/2020	—	—	—	—	—	—	3,499(6)	372,364
	3/2/2020	—	—	—	—	1,312	139,623	—	—
	3/2/2021	—	2,264	101.45	3/2/2029	—	—	—	—
	3/2/2021	—	—	—	—	—	—	1414(7)	150,478
	3/2/2021	—	—	—	—	707	75,239	—	—
(1)	Represents outstanding and unexercised options which were exercisable at December 25, 2021.
(2)
Represents outstanding and unexercised options which were unexercisable at December 25, 2021. All options set forth in this column vest in four equal annual installments beginning on the first anniversary of the date of grant.

(3)
Represents outstanding and unvested time-based stock awards at December 25, 2021. The restricted stock awards granted on (i) March 1, 2019 vest at a rate of 1/3 per year beginning on the first anniversary of the date of grant, (ii) March 6, 2019 vest at a rate of 25% per year, beginning on the first anniversary date of the grant, except for Mr. Olsen’s grant of 6,095 shares, which vests at a rate of 1/3 per year beginning on the third anniversary date of the grant, and (iii) May 9, 2019 vest at a rate of 25% per year, beginning on the first anniversary of the date of grant. The restricted stock unit awards granted on March 2, 2020 and March 2, 2021 vest at a rate of 25% per year, beginning on the first anniversary of the date of grant.

(4)	Calculated by multiplying the closing price per share of the Company’s common stock on December 23, 2021, $106.42, by the number of shares.
(5)
Represents performance-based restricted stock awards granted in fiscal 2019 for the 2019-2021 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeds the threshold performance measures, these awards are shown at target. These awards vested between the threshold and target achievement level based on actual performance as certified by the Compensation Committee on February 17, 2022. See pages 37-38.

(6)
Represents performance-based restricted stock unit awards granted in fiscal 2020 for the 2020-2022 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2023 for the 2020-2022 performance cycle.

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(7)
Represents performance-based restricted stock unit awards granted in fiscal 2021 for the 2021-2023 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the threshold performance measures, these awards are shown at target. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the certification of the performance after completion of the performance cycle, which should occur in the first quarter of fiscal year 2024 for the 2021-2023 performance cycle.

Option Exercises and Stock Vested for Fiscal 2021
The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 25, 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven L. Berman	4,909	147,712	447	46,335
Kevin M. Olsen	19,354	869,381	1,157	119,141
David M. Hession	—	—	1,476	151,817
Michael B. Kealey	4,148	119,711	8,468	931,812
Joseph P. Braun	—	—	989	101,990
(1)
The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to cover the exercise price and to satisfy tax withholding obligations.

(2)
The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.

Non-Qualified Deferred Compensation for Fiscal 2021
The following table sets forth the non-qualified deferred compensation activity for each of our named executive officers during the fiscal year ended December 25, 2021 as well as the aggregate non-qualified deferred compensation balances at December 25, 2021. A description of the plan is found on page 39.
Name	Executive Contributions in Fiscal 2021 ($)(1)	Registrant Contributions in Fiscal 2021 ($)	Aggregate Earnings in Fiscal 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 25, 2021 ($)(2)
Steven L. Berman	—	—	—	—	—
Kevin M. Olsen	—	—	98,696	—	548,415
David M. Hession	—	—	—	—	—
Michael B. Kealey	66,205	—	74,974	—	499,034
Joseph P. Braun	40,364	—	17,611	—	184,237
(1)
Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2021.

(2)
Amounts reported in the Aggregate Balance at December 25, 2021 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $389,901, $264,638, and $122,837 for Messrs. Olsen, Kealey and Braun, respectively. These amounts represent executive contributions for prior years.

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Potential Payments upon Termination or Change in Control
In fiscal 2021 upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:
■	employment agreements and severance arrangements with our named executive officers;
■	our 2008 Plan;
■	our 2018 Plan;
■	our 2018 Cash Plan; and
■	our Non-Qualified Deferred Compensation Plan.
Employment Agreements with Messrs. Berman and Olsen
The following table summarizes certain severance payments and benefits provided in connection with Mr. Berman’s and Mr. Olsen’s hypothetical termination of employment pursuant to their respective employment agreements had they been terminated as of December 25, 2021.
Type of Termination	Payments and Benefits for Steven L. Berman	Payments and Benefits for Kevin M. Olsen
Termination with Cause or if Executive Resigns Without Good Reason
■ any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;
■ reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;
■ payment for any accrued but unused vacation time in accordance with Company policy; and
■ such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

■ any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices;
■ reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy;
■ payment for any accrued but unused vacation time in accordance with Company policy; and
■ such vested accrued benefits, and other payments, if any, as to which the executive (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination.

	The payments and benefits in the four bullet points above are collectively referred to as Mr. Berman’s “Amounts and Benefits.”	The payments and benefits in the four bullet points above are collectively referred to as Mr. Olsen’s “Amounts and Benefits.”
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Type of Termination	Payments and Benefits for Steven L. Berman	Payments and Benefits for Kevin M. Olsen
Termination Without Cause or if Executive Resigns With Good Reason
■  Amounts and Benefits;
■ base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;
■ in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three-year period following the date of termination; and
■ for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.

■  Amounts and Benefits;
■ base salary payments will continue to be paid for eighteen months following the date of termination in accordance with the usual payroll practices of the Company;
■ payment of an amount equal to 150% of Mr. Olsen’s target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the
Company;
■ payment of an amount equal to a pro-rated annual bonus for the year in which such employment termination occurs:
➤ if employment terminates after September 30 of any year, Mr. Olsen will receive a pro-rated amount of the annual bonus (if any) that Mr. Olsen would have otherwise received under any cash incentive plan maintained by the Company had he remained employed with the Company with such amount to be calculated by the Board in its discretion in a similar manner as bonuses are calculated for other executives;
➤ if employment terminates on or before September 30 of any year, Mr. Olsen will receive a pro- rated amount of his target annual bonus that was in effect at the time of termination under any cash incentive plan maintained by the Company;
■ during the period during which Mr. Olsen, his spouse and/or dependents are entitled to and validly elect continuation coverage under COBRA or similar state law (provided that in no event will such period exceed eighteen months), monthly cash payments in an amount equal to the monthly premium for such coverage.

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Type of Termination	Payments and Benefits for Steven L. Berman	Payments and Benefits for Kevin M. Olsen
Termination as a Result of Death or Disability
■  Amounts and Benefits;
■ base salary payments will continue to be paid for three years following the date of termination in accordance with the usual payroll practices of the Company;
■ in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the three-year period following the date of termination; and
■ for three years following the date of termination, the Company shall continue on behalf of the executive and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to the executive immediately prior to the date of termination or reimburse the executive for his medical, dental, vision and hospitalization related expenses, subject to reduction if the executive obtained any such benefits pursuant to a subsequent employer’s benefit plans.
■ Amounts and Benefits; and ■ base salary payments will continue to be paid for three months following the date of termination in accordance with the usual payroll practices of the Company.
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Notwithstanding any provision to the contrary in the employment agreements, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on the executive executing and not revoking a waiver and general release of claims in favor of the Company. In addition, the employment agreements include certain non-competition and non-solicitation obligations for Messrs. Berman and Olsen. See “Executive Compensation: Compensation Discussion and Analysis – The Components of Named Executive Officer Compensation – Employment Agreements.”
Under the terms of each employment agreement “Disability” is defined as the executive’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or (ii) (a) in the case of Mr. Berman, is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement, and (b) in the case of Mr. Olsen, is projected by the Board in good faith in reliance upon the opinion of a physician mutually selected by the Company and Mr. Olsen (or Mr. Olsen’s authorized representative), that the condition is substantially likely to continue for a period of at least nine consecutive months from its commencement.
Under the terms of each of the employment agreements, “Cause” is defined as the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by the executive to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to Disability); provided, however, that the Company shall have provided written notice that such actions were occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of the executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.
Under the terms of the employment agreement for Mr. Berman, “Good Reason” is defined as the occurrence of any of the following events without the executive’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any title(s) with the Company as set forth in the agreement; (iii) a reduction by the Company in the executive’s base salary; (iv) a material change in the executive’s primary place of employment; (v) the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as Chairman of the Board, or if the Board removed Mr. Berman as Chairman of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to the executive of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the executive reported to someone other than solely and directly to the Board.
Under the terms of the employment agreement for Mr. Olsen, “Good Reason” is defined as the occurrence of any of the following events without his consent: (i) a material diminution of the title, authorities, duties or responsibilities as set forth in the agreement; (ii) any reduction by the Company in his base salary; (iii) a change in his primary place of employment such that his commute increases by at least 25 miles; (iv) the assignment to him of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; (v) a change in the reporting structure so that he reports to someone other than solely and directly to the Board; or (vi) the Company’s election not to renew the agreement.
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2008 Stock Option and Stock Incentive Plan
The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2008 Plan and their respective award agreements:
Circumstance	Effect on Awards
Termination of employment as a result of death or disability	■	The unvested portion of any stock awards shall immediately vest and be free of restriction.
Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	■	The unvested portion of any stock awards shall immediately vest and be free of restriction.
The occurrence of a “change in control” event	■	The unvested portion of any stock options shall immediately vest and become exercisable.
Under our 2008 Plan and the standard restricted stock and stock option award agreements issued in connection with that plan, a “change in control” means: (i) a change within a 12-month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.
2018 Stock Option and Stock Incentive Plan
The table below sets forth the benefits that each named executive officer holding awards granted under our 2018 Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2018 Plan and their respective award agreements:
Circumstances	Effect on Awards
Termination of employment as a result of death or disability	■
All unvested restricted stock awards and restricted stock units that vest in whole or in part based on performance will vest pro rata at the end of the performance period to the extent the performance target(s) for the performance period are met.

	■	All other unvested restricted stock awards and restricted stock units will become vested.
	■	Stock options and SARs will accelerate and will be exercisable for one year unless the award has an earlier expiration date.
For Cause Termination	■	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited.
Other Termination Events	■	Unvested, unearned or unexercisable awards will be forfeited.
■
Exercisable stock options and SARs will be exercisable for a 30-day period (options granted in 2018 and 2019) and 90-day period (options granted in 2020 or later) unless the award has an earlier expiration date.

The occurrence of a “change in control” event	■	All outstanding options and SARs will automatically accelerate and become fully exercisable.
■
All unvested restricted stock and restricted stock units will immediately vest (with performance-based restricted stock awards and performance-based restricted stock unit awards vesting at maximum performance level).

Unless the Compensation Committee determines otherwise, if a change in control occurs in which our Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or
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replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant:
■
the Compensation Committee may require that participants surrender their outstanding options and SARs in exchange for a payment by our Company, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceed the option price or base price, and

■
after giving participants an opportunity to exercise all of their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

Under the 2018 Plan, “change in control” means:
■
any person or other entity (other than any of the subsidiary companies or any employee benefit plan sponsored by our Company or any of the subsidiary companies) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of our Company normally entitled to vote for the election of directors of our Company (the “Voting Stock”);

■	consummation of the sale of all or substantially all of the property or assets of our Company;
■	our common stock ceases to be publicly traded;
■	consummation of a consolidation or merger of our Company with another corporation (other than with any of the subsidiary companies), which results in the shareholders of our Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or
■
a change in our Board occurs with the result that the members of our Board on March 21, 2018 (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors will be considered an Incumbent Director.

2018 Cash Bonus Plan
Under our 2018 Cash Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant, or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”
2019 Restricted Stock Award Grants
All time-based restricted stock award grants issued to Mr. Olsen in 2019 pursuant to the 2018 Plan provide that (i) should Mr. Olsen be terminated by the Company without cause; or (ii) should Mr. Olsen terminate his employment for good reason, all unvested restricted stock subject to such 2019 grants will become 100% vested as of the date of termination.
Non-Qualified Deferred Compensation Plan
Our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The amounts payable pursuant to the non-qualified deferred compensation plan to Messrs. Olsen, Braun and Kealey in connection with a termination of employment as of December 25, 2021 would have been $548,415, $164,168 and $451,964, respectively. With respect to Messrs. Braun and Kealey, this amount assumes the Compensation Committee would not have paid a fiscal 2021 cash incentive bonus. Accordingly, the amount payable to Messrs. Braun and Kealey above does not include amounts deferred to our non-qualified deferred compensation plan and reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for fiscal 2021 that are included in the Non-Qualified Deferred Compensation for Fiscal 2021 table above.
Potential Payments upon Termination
The following table shows the estimated maximum amount of payments and benefits that would have been provided by us (or our successor) to our named executive officers assuming that their employment was terminated as of December 25, 2021 for various reasons as described below:
Terminated by Us for Cause or Resignation by Officer without Good Reason
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock and Restricted Stock Units	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,974(1)	—	—	—	—	—	—	7,974
Kevin M. Olsen	13,335(2)	—	—	—	—	—	—	13,335
Terminated by Us Without Cause or Resignation by Officer With Good Reason
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock and Restricted Stock Units	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,974(1)	1,200,000(1)	450,000(1)	20,627(1) (3)	—	—	—	1,678,601
Kevin M. Olsen	13,335(2)	1,012,500(2)	1,012,500(2)	40,974(2) (3)	721,528(4)	—	1,201,500(5)	4,002,337
Death or Disability
Names Executive Officer	Amounts and Benefits	Salary Continuation Benefits	Cash Payment in Lieu of Bonus	Cost of Continuation of Health Benefits	Value of Accelerated Restricted Stock and Restricted Stock Units	Value of Accelerated Stock Options	Cash Incentive Award(5)	Total
Steven L. Berman	7,974(1)	1,200,000(1)	450,000(1)	20,627(1) (3)	552,958(6)	208,952(7)	—	2,440,511
Kevin M. Olsen	13,335(2)	168,750(2)	—	—	2,944,429(6)	545,193(7)	—	3,671,707
David M. Hession	—	—	—	—	816,170(6)	365,223(7)	—	1,181,393
Michael B. Kealey	—	—	—	—	870,445(6)	373,201(7)	—	1,243,646
Joseph P. Braun	—	—	—	—	630,751(6)	304,895(7)	—	935,646
(1)	Represents the amount payable to Mr. Berman pursuant to his employment agreement.
(2)
Represents the amount payable to Mr. Olsen pursuant to his employment agreement in effect on December 25, 2021. For a description of his amended employment agreement that became effective December 26, 2021, please see “Executive Compensation: Compensation Discussion and Analysis – Post Fiscal 2021 Compensation Actions – Amended and Restated Employment Agreement with Kevin M. Olsen.”

(3)	Assumes no increase in premiums.
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EXECUTIVE COMPENSATION: COMPENSATION TABLES
(4)
Represents the value realized on the vesting of all unvested time-based restricted stock issued to Mr. Olsen in fiscal 2019, which value is determined by multiplying $106.42, which was the closing price of our common stock on December 23, 2021, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock subject to such awards as of such date.

(5)
Assumes the Compensation Committee would not have paid any of our named executive officers a Pro-Rated Bonus, except for Mr. Olsen, whose employment agreement provides that a pro-rated amount of the annual bonus that Mr. Olsen would have otherwise received under any cash incentive plan maintained by the Company had he remained employed with the Company shall be payable to Mr. Olsen in connection with a termination without cause or resignation by Mr. Olsen with good reason. Amount reflects the actual payout to Mr. Olsen in March 2022 of the fiscal 2021 annual cash bonus award under the 2018 Cash Plan.

(6)
Represents the value realized upon the acceleration of the vesting of (i) all unvested time-based restricted stock and restricted stock units, and (ii) a pro rata portion of all unvested performance-based restricted stock and restricted stock units issued under our 2018 Plan, which value is calculated by multiplying $106.42, the closing price of our common stock on December 23, 2021, the trading day immediately preceding the assumed termination date, by the number of shares of unvested restricted stock and restricted stock units. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock and restricted stock units issued under our 2018 Plan is calculated assuming the performance conditions related to such stock awards were satisfied at the target level of performance. The performance-based restricted stock and restricted stock units issued pursuant to the 2018 Plan would not be settled until the Compensation Committee certifies the performance after completion of the applicable performance cycle.

(7)
Represents the value realized on the acceleration of vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $106.42, which was the closing price of our common stock on December 23, 2021, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

Potential Payments Upon Change in Control
The following table shows the estimated maximum amount of payments and benefits which our named executive officers would have been entitled to upon a change in control of our company that occurred on December 25, 2021 pursuant to our 2008 Plan, 2018 Plan and their respective award agreements under such plans:
Name	Value of Accelerated Vesting of Stock Awards(1)	Value of Accelerated Vesting of Stock Option Awards(2)	Total
Steven L. Berman	1,250,754	208,952	1,459,706
Kevin M. Olsen	5,929,935	545,193	6,475,128
David M. Hession	1,762,209	365,223	2,127,432
Michael B. Kealey	1,993,353	373,201	2,366,554
Joseph P. Braun	1,378,033	304,895	1,682,928
(1)
Represents the value realized on the acceleration of the vesting of all unvested restricted stock and restricted stock units issued pursuant to the 2018 Plan assuming a change in control occurred on December 25, 2021. Such value is calculated by multiplying $106.42, the closing price of our common stock on December 23, 2021, the trading day immediately preceding the last day of fiscal 2021, by the number of shares of unvested restricted stock and restricted stock units as of such date. The value realized on the acceleration of the vesting of all unvested performance-based restricted stock and restricted stock units is calculated based upon the maximum level attainment.

(2)
Represents the value realized on the acceleration of the vesting of all in-the-money unvested stock options, which value is determined for each unvested stock option by multiplying the number of shares underlying such stock option by the difference between $106.42, the closing price of our common stock on December 23, 2021, the trading day immediately preceding the assumed termination date, and the exercise price for such stock option.

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RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES
The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:
■	compensation programs provide a mix of short-term and long-term incentives;
■	base salaries are consistent with employees’ duties and responsibilities;
■	cash incentive awards are capped by the Compensation Committee;
■	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;
■	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders;
■	performance-based equity awards have an overall value cap of 400%;
■	performance assessment is multi-dimensional, with profitability and revenue in the annual bonus and relative total shareholder return in the performance-based equity;
■	claw-back program protects against payouts that may later be found to be inappropriate; and
■	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.
The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consisted of John J. Gavin (Chairman), Lisa M. Bachmann, Paul R. Lederer, Richard T. Riley, Kelly A. Romano, G. Michael Stakias and J. Darrell Thomas in the fiscal year ended December 25, 2021. No person who served as a member of the Compensation Committee during the fiscal year ended December 25, 2021 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 25, 2021, which generally means that no named executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are party to two leases with entities affiliated with our Executive Chairman, Steven L. Berman.
The first is a lease agreement for our headquarters in Colmar, PA (the “HQ Lease”) with BREP I, a Pennsylvania limited partnership. The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The term of the HQ Lease began on December 29, 2012 and, following our exercise of a renewal option, expires on December 31, 2022. In fiscal 2021, we paid rent of approximately $1.7 million under the HQ Lease. The approximate amount of rent paid during the base term and expected to be paid during the renewal term is $16.0 million. The HQ Lease is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair).
The second is a lease agreement with BREP IV, LLC, a Pennsylvania limited liability company, for remanufacturing, warehouse and office space in Lewisberry, PA (the “Lewisberry Lease”). The leased facility consists of approximately 142,500 square feet. The term of the Lewisberry Lease began on September 30, 2020 and expires on December 31, 2027. The Lewisberry Lease provides us with one option to extend the term for one additional period of two years. In fiscal 2021, we paid rent of approximately $0.7 million under the Lewisberry Lease. The approximate amount of rent expected to be paid during the base term is $5.2 million. The Lewisberry Lease is a non-terminable lease.
The limited partners of BREP I are Mr. Berman, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Mr. Berman’s sister-in-law (the “Marital Trust”), of which Mr. Berman and Sharyn Berman are co-trustees, Mr. Berman’s father, Jordan S. Berman, and Mr. Berman’s brothers, Marc H. Berman and Fred B. Berman. Mr. Berman and the Marital Trust each own a 27.9% interest in BREP I.
Mr. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc.
The equity interests of BREP IV, LLC are owned 20% by each of Mr. Berman, the Marital Trust, Mr. Berman’s father, Jordan S. Berman, and Mr. Berman’s brothers, Marc H. Berman and Fred B. Berman. Jordan S. Berman is managing member of the entity.
Each of Mr. Berman, Sharyn Berman and Marc H. Berman beneficially own greater than 5% of our outstanding common stock.
Each of the HQ Lease and the Lewisberry Lease was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of each lease are no less favorable than those which could have been obtained from an unaffiliated party.
We have adopted the Dorman Products, Inc. Related Party Transaction Policy, which requires that the Audit Committee review and approve all “Related Party Transactions” in advance, and that such transactions be disclosed in accordance with applicable legal and regulatory requirements.
A “Related Party Transaction” is defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any “Related Person” had, has or will have a direct or indirect material interest.
A “Related Person” is defined as:
■	any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer or a nominee to become a director of the Company;
■	any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities;
■
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees or tenant) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and
■
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

References in the policy to “executive officers” are to the Company’s officers who are classified by the Company as executive officers for purposes of SEC rules under Section 16 of the Exchange Act.
When reviewing Related Party Transactions, the Audit Committee is required to consider all of the relevant facts and circumstances available to it, including (if applicable), but not limited to:
■	whether the transaction was taken in the ordinary course of the Company’s business;
■	the benefits to the Company;
■	the Related Person’s interest in the transaction (including the approximate dollar value of the amount of the Related Person’s interest in the transaction);
■
the impact on a director's independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a principal, member, partner, shareholder or executive officer;

■	the availability of other sources for comparable products or services;
■	the terms of the transaction;
■	the terms available to unrelated third parties and employees generally; and
■	any other information regarding the transaction or the Related Person that the Audit Committee believes would be material to investors in light of the circumstances.
The Audit Committee shall approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of the Company and its stakeholders, as the Audit Committee determines in good faith. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate on the Company or the Related Person in connection with its approval of a Related Party Transaction.
The Audit Committee may, in its discretion, engage outside counsel to review certain Related Party Transactions. In addition, the Audit Committee may request that the full board of directors consider the approval or ratification of Related Party Transactions if the Audit Committee deems it advisable to do so.
The policy is in furtherance of the provisions set forth in the Audit Committee Charter, which requires that the Audit Committee approve or ratify such related party transactions. Our Audit Committee is not required to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. In addition to the foregoing, the Audit Committee will discuss with the Company’s independent auditor its evaluation of the Company’s identification of, accounting for, and disclosure of its relationships with related parties as set forth under applicable accounting regulations. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: c/o Secretary, Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. As of the record date, 31,527,784 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Steven L. Berman	3,038,058(2)(3)(4)(5)	9.6%
Sharyn Berman	1,797,759(2)(3)(6)	5.7%
Marc H. Berman	1,955,267(2)(4)(7)	6.2%
BlackRock, Inc.	4,221,306(8)	13.4%
The Vanguard Group	2,917,530(9)	9.3%
Kevin M. Olsen	41,644(10)	*
Joseph P. Braun	12,900(11)	*
David M. Hession	17,080(12)	*
Michael B. Kealey	29,933(13)	*
Lisa M. Bachmann	723(14)	*
John J. Gavin	8,941(15)	*
Paul R. Lederer	40,003(16)	*
Richard T. Riley	22,827(17)	*
Kelly A. Romano	4,687(18)	*
G. Michael Stakias	7,468(19)	*
J. Darrell Thomas	200(20)	*
All directors and executive officers as a group (13 persons)	3,245,262(21)	10.3%
*	Denotes less than 1%.
(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options, time-based restricted stock units and performance-based restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the closest whole number.

(2)
Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)
Steven L. Berman and Sharyn Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to the following shares of common stock: (i) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members; and (ii) 202,240 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman.

(4)
Steven L. Berman’s spouse and Marc Berman, in their capacity as co-trustees, share with each other voting and dispositive power with respect to 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren.

(5)
Includes: (i) 991,505 shares held directly; (ii) 54,770 shares held by The Steven Berman Charitable Remainder Trust, of which he is the trustee; (iii) 143,400 shares held by various trusts for the benefit of the late Richard N. Berman’s family members, of which he is the trustee; (iv) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members described in footnote (3), of which he is a co-trustee; (v) 202,240 shares held by the marital qualified terminable interest property trust for the benefit of Sharyn Berman described in footnote (3), of which he is a co-trustee; (vi) 78,617 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; (vii) options to purchase 9,392 shares of common stock, which may be exercised within 60 days of the record date; (viii) 192 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; (ix) 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren described in footnote (4), of which Steven Berman’s spouse serves as a co-trustee; and (x) 25,460 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, Steven L. Berman had 16,389 units in our 401(k) Retirement Plan and Trust, which units consisted of an aggregate of 25,460 shares of our common stock. Excludes 2,175,311 shares of common stock that, as of the record date may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (x) of this footnote (5)) as to all of which shares Steven L. Berman disclaims beneficial ownership.

(6)
Includes: (i) 99,685 shares held directly; (ii) 54,493 shares held by The Richard N. Berman Charitable Remainder Trust, of which she is the trustee; (iii) 1,432,482 shares held by various trusts established by the late Richard N. Berman for the benefit of family members described in footnote (3), of which she is a co-trustee; (iv) 202,240 shares held by the marital qualified terminable interest property trust for her benefit described in footnote (3), of which she is a co-trustee; and (v) 8,859 shares held by The Richard N. Berman Foundation dated March 14, 2011, of which she is a co-trustee. As a sole trustee, Sharyn Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Sharyn Berman has shared power to vote and dispose of the shares held in trust. Excludes 3,415,610 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (v) of this footnote (6)) as to all of which shares Sharyn Berman disclaims beneficial ownership. The business address of Sharyn Berman is c/o Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915.

(7)
Includes: (i) 120,172 shares held directly; (ii) 1,441,177 shares held by various trusts for which Marc Berman serves as trustee; (iii) 11,143 shares held by Marc Berman’s spouse; (iv) 212,022 shares held by various trusts for which Marc Berman’s spouse serves as trustee; (v) 32,938 shares held by a trust for which Marc Berman and his spouse serve as co-trustees; and (vi) 137,815 shares held by various trusts for which Marc Berman and one of his sisters-in-law serve as a co-trustee (including 100,000 shares held in trust for the benefit of Steven L. Berman’s grandchildren described in footnote 4). As a sole trustee, Marc Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee, Marc Berman has shared power to vote and dispose of

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
the shares held in trust. Excludes 3,258,102 shares of common stock that, as of the record date, may be deemed beneficially owned by the Shareholders (other than the shares described in (i) through (vi) of this footnote (7)) as to all of which shares Marc H. Berman disclaims beneficial ownership. The address of Marc Berman is P.O. Box 27039, Philadelphia, PA 19118.
(8)
Based solely on a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc., referred to as ”BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 4,189,879 shares and shares voting power over no shares, and it has sole dispositive power over 4,221,306 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055. As disclosed in the Schedule 13G/A, BlackRock’s position includes shares held on behalf of iShares Core S&P Small-Cap ETF, constitituting more than five percent of our total outstanding common stock

(9)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, referred to as “Vanguard.” Vanguard has sole voting power with respect to no shares and shares voting power over 50,449 shares, and it has sole dispositive power over 2,841,303 shares and shares dispositive power over 76,227 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(10)
Includes: (i) 20,043 shares of common stock held directly; (ii) options to purchase 17,195 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 4,406 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(11)
Includes: (i) 2,315 shares of common stock held directly; (ii) options to purchase 9,481 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 1,104 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(12)
Includes: (i) 4,670 shares of common stock held directly; (ii) options to purchase 12,248 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 162 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.

(13)
Includes: (i) 16,501 shares of common stock held directly; (ii) options to purchase 12,873 shares of common stock, which may be exercised within 60 days of the record date; (iii) 190 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 369 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, Mr. Kealey had 238 units in our 401(k) Retirement Plan and Trust, which units consisted of an aggregate of 369 shares of our common stock.

(14)	Consists of 723 shares of common stock held directly.
(15)	Consists of 8,941 shares of common stock held directly.
(16)
Includes: (i) 19,145 shares of common stock held directly; and (ii) 20,858 shares held by three different trusts for the benefit of Mr. Lederer’s children, of which Mr. Lederer’s spouse is the trustee.

(17)	Consists of 22,827 shares of common stock held directly.
(18)	Consists of 4,687 shares of common stock held directly.
(19)	Consists of 7,468 shares of common stock held directly.
(20)	Consists of 200 shares of common stock held directly.
(21)
Includes: (i) options to purchase 65,508 shares of common stock, which may be exercised within 60 days of the record date; (ii) 7,189 shares of unvested restricted stock; and (iii) 25,829 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan and Trust. The unitized stock fund of our 401(k) Retirement Plan and Trust consists of cash and our common stock in amounts that vary from time to time. As of the record date, all of our current directors and executive officers as a group had 16,627 units in our 401(k) Retirement Plan and Trust, which units consisted of an aggregate of 25,829 shares of our common stock.

  2022 Proxy Statement | 69

REPORT OF AUDIT COMMITTEE
REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.
The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal control over financial reporting contained in the 2021 Annual Report on Form 10-K.
As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit
Committee has discussed with KPMG (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for filing with the SEC.
The Audit Committee:
Richard T. Riley, Chairman
Lisa M. Bachmann
John J. Gavin
Paul R. Lederer
Kelly A. Romano
G. Michael Stakias
J. Darrell Thomas
70 |  2022 Proxy Statement

VOTING PROCEDURES
INFORMATION ABOUT THIS PROXY STATEMENT
This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors of Dorman Products, Inc. for use at our 2022 Annual Meeting of Shareholders. This proxy statement and the 2021 Annual Report to Shareholders are being distributed and made available to our shareholders on or about April 7, 2022.
VIRTUAL MEETING
Due to the ongoing public health impact of the coronavirus outbreak (COVID-19), this year's annual meeting will be a virtual meeting conducted via live audio webcast where you can view the meeting agenda and other materials made available online. You will not be able to attend the annual meeting in person. The Company believes that a virtual meeting will provide meaningful shareholder access and participation while protecting the health and safety of our shareholders, employees and directors.
Attending the meeting for the Company will be members of the senior leadership team, members of the Board, and representatives from our independent auditor, KPMG.
To attend and participate in the annual meeting, visit www.virtualshareholdermeeting.com/DORM2022 and enter the control number included on your proxy card. The live webcast will begin at 8:30 a.m. EDT on Wednesday, May 25, 2022. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a control number, you will still be able to access the live webcast as a guest, but you will not be able to vote or ask a question during the meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the annual meeting, including how to demonstrate proof of stock ownership and how to ask questions during the annual meeting, will be posted on the virtual meeting website.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 8:15 a.m. EDT on the day of the meeting.
VOTING PROCEDURES
Record Date
The Board has fixed the close of business on March 24, 2022 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 31,527,784 shares of our common stock, par value $0.01 per share, outstanding.
  2022 Proxy Statement | 71

VOTING PROCEDURES
Voting Matters and Votes Per Share
At the annual meeting, shareholders will consider and vote upon:
■	the election of eight directors, as described in this proxy statement;
■	the approval, on an advisory basis, of the compensation of our named executive officers;
■	the ratification of KPMG as our independent registered public accounting firm for the 2022 fiscal year; and
■	such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
The Board is not aware of any other matters that will come before the annual meeting or any postponements or adjournments thereof.
Shareholders have one vote per share on all matters to be presented at the annual meeting.
How to Vote
Voting by Shareholders of Record
If you are a shareholder of record, you may vote online while attending the annual meeting. If you do not wish to vote at that time, or if you will not be attending the annual meeting, you may vote by proxy. You may vote over the Internet, before and during the annual meeting, or by mail or telephone by following the instructions provided in your proxy card. Voting online during the annual meeting will replace any previous votes you may have cast.
Voting by Beneficial Owners
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted online during the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.
Voting by participants in the Dorman Products, Inc. 401(k) Retirement Plan and Trust
If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instructions to the trustee on how to vote your plan shares, simply vote your plan shares by following the instructions provided in your proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., EDT, on May 22, 2022.
72 |  2022 Proxy Statement

VOTING PROCEDURES
Voting by Proxy
A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.
If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on your proxy card).
If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.
Please note that although the Company and its agents will not charge you for voting via the Internet or by telephone, you may incur other third-party costs, such as usage charges of your Internet and telephone service providers. We do not cover these costs; they are solely your responsibility.
Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.
How to Revoke Your Proxy
Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting when prompted during the annual meeting live webcast. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote via proxy is 11:59 p.m. EDT on May 24, 2022 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m. EDT on May 22, 2022 (notices of revocation and mailed proxy cards must be received by May 22, 2022).
Quorum
A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting via webcast or by proxy of the holders of a majority of our issued and outstanding common stock as of the close of business on the record date is necessary to constitute a quorum. All shares present via webcast or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting of Shareholders.
  2022 Proxy Statement | 73

VOTING PROCEDURES
Vote Required and Method of Counting Votes
The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.
Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Proposal I: Election of Directors	A nominee for director will be elected to serve on the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.	No effect	No effect
Proposal II: Advisory Approval of the Compensation of our Named Executive Officers	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	No effect
Proposal III: Ratification of Appointment of Auditor	The affirmative vote of the majority of the votes cast is required to approve this proposal.	No effect	Not applicable
If you are a registered shareholder and sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed above.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors and the advisory vote on the compensation of our named executive officers are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year is considered routine under applicable regulatory rules.
74 |  2022 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees for professional services rendered for the Company by KPMG as of and for the fiscal years ended December 25, 2021 and December 26, 2020 were:
	Fiscal Year Ended
Services Rendered(a)	December 25, 2021	December 26, 2020
Audit Fees	$1,357,000	$1,100,475
Audit-Related Fees	—	—
Tax Fees	$122,000	127,000
All Other Fees	$1,780	1,780
Total	$1,480,780	$1,229,255
(a)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
Audit Fees
Audit fees for the fiscal years ended December 25, 2021 and December 26, 2020 were for professional services rendered for the audits of our consolidated financial statements and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”
Tax Fees
Tax fees for the fiscal years ended December 25, 2021 and December 26, 2020 were for services relating to tax planning, tax preparation services, and tax advice.
All Other Fees
All other fees for the fiscal years ended December 25, 2021 and December 26, 2020 were for an annual subscription for KPMG accounting research software.
The Audit Committee has considered and determined that the services provided by KPMG are compatible with KPMG maintaining its independence.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and non-audit services provided by KPMG to us during the fiscal years ended December 25, 2021 and December 26, 2020.
  2022 Proxy Statement | 75

SHAREHOLDER PROPOSALS
The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2023 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Amended and Restated By-laws, as appropriate, to see all applicable requirements.
	Proposals for inclusion in 2023 Proxy Statement	Other proposals/nominees to be presented at the 2023 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2023 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act
Shareholders may present proposals or director nominations directly at the 2023 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Sections 2.9 and 2.10 of our Amended and Restated By-laws**

When proposal must be received by Dorman	No later than December 8, 2022	Not earlier than the close of business on January 25, 2023 and not later than the close of business on February 24, 2023
Where to send	Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania, 18915, Attn: Secretary
What to include	The information required by Rule 14a-8	The information required by our Amended and Restated By-laws **
*
SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

**	Our Amended and Restated By-laws are available on our website located at www.dormanproducts.com and accessible via the “Investor Relations” page.
ANNUAL REPORT
A copy of our 2021 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 25, 2021, is being delivered to shareholders concurrently with this proxy statement on or about April 7, 2022. The 2021 Annual Report to shareholders is also available at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.
SOLICITATION OF PROXIES
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.
Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.
76 |  2022 Proxy Statement

OTHER MATTERS
As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.
HOUSEHOLDING
In accordance with notices previously sent to many shareholders who hold their shares through a broker, bank or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling 215-712-5002 or by writing to Dorman
Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Secretary.
Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
By Order of the Board of Directors,

Joseph P. Braun
Senior Vice President, General Counsel and Secretary
Colmar, Pennsylvania

April 7, 2022
  2022 Proxy Statement | 77

DORMAN PRODUCTS, INC.
ATTN: Frank J. Mahr
3400 East Walnut Street
Colmar, PA 18915

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/24/2022 for shares held directly and by 11:59 P.M. ET on 05/22/2022 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/DORM2022
You may attend the Annual Meeting via live webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/24/2022 for shares held directly and by 11:59 P.M. ET on 05/22/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Steven L. Berman	☐	☐	☐
1B	Kevin M. Olsen	☐	☐	☐
1C	Lisa M. Bachmann	☐	☐	☐
1D	John J. Gavin	☐	☐	☐
1E	Richard T. Riley	☐	☐	☐
1F	Kelly A. Romano	☐	☐	☐
1G	G. Michael Stakias	☐	☐	☐
1H	J. Darrell Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐
3	Ratification of KPMG LLP as the Company's independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐

NOTE: Authorization shall also be given with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Company's 2021 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000553221_1 R1.0.0.24

NOTE: Due to the ongoing public health impact of COVID-19, this year's Annual Meeting will be a virtual meeting conducted via live audio webcast. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting via the Internet, view the meeting agenda and related materials, vote these shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DORM2022. Additional information regarding attending and participating in the Annual Meeting, voting these shares and submitting questions can be found in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com

PROXY
DORMAN PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 25, 2022 8:30 a.m. Eastern Daylight Time
www.virtualshareholdermeeting.com/DORM2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David M. Hession and Joseph P. Braun, and each of them, proxies with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dorman Products, Inc. (the "Company") to be held on the 25th day of May, 2022, and at any postponements or adjoumments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust (the "Plan"), then the undersigned hereby authorizes and instructs the trustee of the Plan to vote all shares of the Company's common stock allocated to the undersigned's Plan account at the aforesaid Annual Meeting and at any postponements or adjournments thereof, in accordance with the instructions on the reverse side hereof.

This proxy, when properly executed, will be voted as directed. Other than shares held in the Plan, if you return an executed proxy but do not specify how to vote, these shares will be voted as recommended by the Board of Directors. In the case of shares held in the Plan, all shares for which the trustee has not received timely direction shall be voted by the trustee in the same proportion as the shares for which the trustee received timely direction.

0000553221_2 R1.0.0.24

Continued and to be signed on reverse side